EXHIBIT 10.42




                             STANDARD OFFER NO. 2

                       STANDARD OFFER FOR POWER PURCHASE

                                     WITH

                      A FIRM CAPACITY QUALIFYING FACILITY


                       (BONNEVILLE PACIFIC CORPORATION)







                                                          File No. QFE 200.416
Revised March 7, 1990


SO2-6
                               TABLE OF CONTENTS

SECTION           TITLE                                           PAGE

  1.              Parties                                           1.

  2.              Project Summary                                   1.

  3.              Definitions                                       5.

  4.              Project Fee                                      15.

  5.              Project Development Milestone                    17.

  6.              Effective Date and Term                          31.

  7.              Purchase of Energy                               32.

  8.              Method of Purchase and Sale                      32.

  9.              Purchase of Capacity                             34.

 10.              Seller's General Obligations                     45.

 11.              SDG&E's General Obligations                      50.

 12.              Interconnection Facilities                       51.

 13.              Cancellation Charges                             53.

 14.              Billing and Payment                              54.

 15.              Metering of Energy Deliveries                    55.

 16.              Continuity of Service                            57.

 17.              Default Remedies                                 67.

 18.              Abandonment                                      70.

 19.              Nondedication of Facilities                      71.

 20.              Liability                                        71.

 21.              Insurance                                        72.

 22.              Uncontrollable Force                             74.

 23.              Non-Waiver                                       74.


                                      -i-
SECTION           TITLE                                          PAGE

 24.              Successors & Assigns                             75.

 25.              Effect of Section Headings                       75.

 26.              Governing Law                                    75.

 27.              Several Obligations                              76.

 28               Conditions                                       76.

                  Signatures                                       78.

                  EXHIBITS

                  A - Site Location Metes and Bounds Description (if necessary)

                  B - Time Periods

                  C - Schedules for Payments of Firm Capacity

                  D - QF Quarterly Status Report

                  E - Reduction and Termination Payment Example

                  F - SDG&E's Electric Department Rule 21















                                     -ii-
         1.    PARTIES

      The Parties to this Agreement are Bonneville Pacific Corporation (Seller), a Delaware Corporation and San Diego Gas & Electric Company (SDG&E), a California corporation (individually "Party", collectively "Parties"), who agree as follows:

      2.    PROJECT SUMMARY

      Seller represents that the statements made below are true and selects the options to this Agreement specified below, which options are described in more detail in the Sections referenced below:

      2.1   Seller's Generating Facility:

            2.1.1       Nameplate Rating (Net of Station Load)  52,890 kw

            2.1.2 Interconnection Voltage Level at the Generating Facility boundary/69 kV For out-of-service area Sellers only;

                       (a)   The Point of Delivery North Gila Substation and

                       (b) The Designated Point of Interconnection Miguel Substation

            2.1.3      Location (out of service area):
                       Yuma, AZ (See Exhibit A) (if address not available, append metes and bounds description)

                       (Exhibit A)

            2.1.4      Type of Facility:
                       X       Cogeneration Facility
                       X       Small Power Production Facility

            2.1.5 Scheduled Firm Capacity Operation Date (Section 5.9) January 1, 1993.

            2.1.6 Term as measured from the Scheduled Firm Capacity Operation Date (Section 6.1) 30 years.

      2.2   Purchase Price of Capacity.

            2.2.1      Amount of Firm Capacity (Section 9.3) 50,000 kW

            2.2.2 Seller shall provide Firm Capacity according to (check one) (Section 9.3):
                       X     Option 1 - Dispatchable
                             Option 2 - Actually Delivered

            2.2.3 Seller chooses to have Firm Capacity Payments based on (check one) (Section 9.4):
                       X Option 1 - Schedule in effect at time of execution (attached as Exhibit C).

                           Option 2 - Schedule in effect on the Scheduled Firm
                                      Capacity Operation Date.

                       2.2.3.1     If Seller chooses Option 1:
                                   Price per kw of Firm Capacity will be
                                    $140 /kw-yr


                 2.3   Method of Purchase and Sale (check one)
                       (Section 8.1):

                       N/A   Simultaneous Purchase and Sale
                       N/A   Sale of Surplus Energy
                       X     Off System Sales

                 2.4   Project Development Material Milestones:

                       2.4.1       Provide inform-        Not later than
                                   ation for and pay      three (3) months
                                   costs of Prelimi-      after the date of
                                   nary Interconnec-      execution of this
                                   tion/Operating         Agreement or such
                                   Study pursuant to      other date as
                                   Section 5.4.           agreed to by the
                                                          parties.
                                                          See Section 5.4.

                       2.4.2       (For out-of-ser-       Not later than six
                                   vice area Generat-     (6) months from
                                   ing Facilities         the date of execut
                                   only) Provide          ion of this agree-
                                   acceptable proof       ment.
                                   that Seller has
                                   obtained rights
                                   for transmission
                                   of power to the
                                   designated SDG&E
                                   point of delivery
                                   (Section 5.5).

                       2.4.3       Provide informat-      Not later than the
                                   ion and pay cost       date specified in
                                   for SDG&E to con-      2.4.4.
                                   duct a Line Loss       See Section 5.6.
                                   and Transmission
                                   Impact Study
                                   (Section 5.6).

                       2.4.4       Provide informat-
                                   ion for and pay
                                   costs of Detailed      Not later than 6
                                   Interconnection/       months following
                                   Operating Study        the date of execu-
                                   pursuant to            tion of this
                                   Section 5.7.           agreement.

                       2.4.5       Commence construc-
                                   tion of the
                                   Generating Faci-       Not later than 18
                                   lity pursuant to       months prior to
                                   Section 5.8:           the date specified
                                                          in 2.4.6

                       2.4.6       Establish Reliable     Not later than
                                   Operation of the       December 31, 1994.
                                   Generating Faci-
                                   lity pursuant to
                                   Section 5.9.

            2.5  Seller selects the following metering locations
                 Section 15.1):


                 (a) For Sellers located within SDG&E Operating system:

                       N/A   Metering on SDG&E's side of
                             Interconnection Facilities.

                       N/A   Metering on Seller's side
                             of Interconnection Facilities.

                       Transformer Loss Compensation Factor N/A%

                 (b) For out-of-service area Generating Facilities metering location to be as specified in the Three Party Operating Agreement.

            2.6  NOTICES

                 Any formal communication or notice in connection with the Agreement shall be in writing and shall be deemed properly given if delivered in person or sent by first class mail, postage prepaid, to the person specified below:

                 San Diego Gas & Electric Company
                 c/o Secretary
                 P.O. Box 1831
                 San Diego, CA 92112

                 Bonneville Pacific Corporation
                 c/o Secretary
                 257 East 200 South, Suite 800
                 Salt Lake City, Utah 84111

3.    DEFINITIONS

      3.1 Agreement: This Standard Offer for Power Purchase and Interconnection with a Firm Capacity Qualifying Facility between SDG&E and Seller, and exhibits, as amended from time to time.

      3.2.  Alternative Energy Cost

            The lowest estimated expense per Mw-hr which SDG&E would otherwise have incurred in generating or purchasing 100 Mw of energy from alternative sources. The value is currently determined by SDG&E's Energy Control Center and recorded hourly on the California Power Pool Economy Energy Transactions Log as the system decremental value.

      3.3 As-Available Capacity: That capacity level, up to the Nameplate Rating of the Generating Facility, Seller makes available to SDG&E from Initial Operation to the time Generating Facility achieves Reliable Operation per the terms of this Agreement.

      3.4 As-Available Capacity Payment Schedule: SDG&E's schedule of time-differentiated payments and conditions for the purchase of As-Available Capacity from Qualifying Facilities as updated from time-to-time.

      3.5 Bill: A written statement setting forth charges and requiring payment for electrical service, gas service, or both, as more fully discussed in SDG&E's Rules of Service.

      3.6 Block Curtailment: A curtailment period scheduled by SDG&E consisting of one 400 consecutive hour period or two 200 consecutive hour periods.

      3.7 Capacity Factor: The net kilowatt-hours produced by the Generating Facility after Station Load and delivered to the Designated Point of Interconnection, for a period of time, divided by the product of the Firm Capacity and the number of hours in the period of time.

      3.8   Capacity Payment Schedule for Firm Capacity Qualifying Facilities:
            SDG&E's schedule of prices and conditions for purchase of capacity from Firm Capacity Qualifying Facilities. The capacity prices contained therein are derived from SDG&E's full avoided cost as approved by the CPUC. SDG&E's current Firm Capacity Payment
            Schedule is attached as part of Exhibit C. The schedule effective for the term of this Agreement will be as specified in Sections
            2.2.3 and 9.4.

      3.9 Cogeneration Facility: A facility which produces electric energy and steam or forms of useful thermal energy (such as heat), which are used for industrial, commercial, heating, or cooling purposes, as defined in Title 18 Code of Federal Regulations (CFR), Part 292, as of the effective date of this Agreement.

      3.10 Contract Year: The twelve month period commencing with the Firm Capacity Availability Date and each twelve month period commencing with the anniversary of the Firm Capacity Availability Date.

      3.11 CPUC: The California Public Utilities Commission or any successor agency having regulatory con- trol over SDG&E or its successors.

      3.12 Current Capacity Payment: The $/kW-Year Capacity Payment Schedule, published by SDG&E, at the time of termination or reduction of Firm Capacity, assuming a term equal to the balance of the term of the Agreement.

      3.13 Detailed Interconnection/Operating Study: SDG&E's determination of the Interconnection Facilities required to interconnect the Generating Facility with the SDG&E system for both on and off-system purchases for the delivery, metering and scheduling of power, and the proper and safe operation of the Generating Facility in parallel with the SDG&E electric system, including an estimate of costs and construction lead time.

      3.14 Designated Point of Interconnection: (applicable to out-of-service area Sellers only) The designated point on the SDG&E system at which power purchased under this Agreement shall be deemed received into the SDG&E service area.

      3.15 Energy: Electric energy expressed in kilowatt-hours generated by the Generating Facility less Station Load, delivered to the Designated Point of Interconnection and sold to SDG&E.

      3.16 Energy Payment Schedule: SDG&E's schedule of time-differentiated payments and conditions for purchase of Energy from Firm Capacity Qualifying Facilities as updated from time-to-time. The Energy prices contained therein will be derived from SDG&E's full avoided operating costs, as approved by the CPUC, throughout the life of the Agreement.

      3.17 FERC: The Federal Energy Regulatory Commission or any successor agency having a similar function.

      3.18  Firm Capacity:  The amount of kilowatts specified in Section
            2.2.1.

      3.19 Firm Capacity Availability Date: The day following the day Seller passes a capacity demonstration test in which Seller demonstrates the ability of the Generating Facility to deliver Firm Capacity continuously into SDG&E's system. The capacity demonstration test will require the Seller to operate the Generating Facility at an average capacity factor, based on Firm Capacity, of 80% or greater during the on-peak and semi-peak hours in a thirty (30) consecutive day period or such shorter period as the Parties agree is satisfactory. Calculation of the average capacity factor shall exclude any energy associated with generation levels greater than the Firm Capacity.

      3.20 Flexible Curtailment: A curtailment period of varying length as more fully described in Section 16.

      3.21 Forced Outage: Any Generating Facility outage resulting from a design defect, inadequate construction, operator error or a breakdown of the mechanical or electrical equipment that fully or partially curtails the electrical output of the Generating Facility.

      3.22 Generating Facility: All of Seller's generating units, together with all protective and other associated equipment and improvements owned, maintained, and operated by Seller, which are necessary to produce electrical power, excluding associated land, land rights, and interests in land.

      3.23 Initial Operation: The day upon which the Generating Facility commences energy deliveries to the SDG&E system.

      3.24 Interconnection Facilities: Facilities and devices which are either (1) required for the proper and safe operation of the Generating Facility in parallel with SDG&E's electric system, or
            (2) required for the delivery, metering and scheduling of power from an out-of-service area Generating Facility; and which are either owned by Seller or are SDG&E Facilities and which are as described in Section 12.

      3.25 Interconnection Facilities Agreement: That Agreement which must be executed prior to Initial Operation of the Generating Facility, which sets forth the interconnection terms and conditions for interconnec-tion of in-service area Generating Facilities in parallel with the SDG&E system.

      3.26 Line Extension Facilities: All facilities, excluding the Interconnection Facilities, as generally described in Section 12, which are determined by SDG&E to be necessary to connect SDG&E's existing system to the Point of Delivery in order to accept the output of the Generating Facility.

      3.27 Line Loss/Transmission Impact Study: For out-of-service area Generating Facilities, that study required in addition to the operating Study, which will identify (a) Line Losses associated with delivery of power from the Point of Delivery to the Designated Point ofInterconnection and (b) the extent to which capacity on SDG&E's intertie transmission facilities will be affected by the acceptance of power from the Generating Facility.

      3.28 Meters: Any meter installed as part of the Interconnection Facilities to measure the amount of Energy and Firm Capacity delivered to SDG&E.

      3.29 Minimum Load Condition: A situation when SDG&E's electric system load minus the margin required for regulation of its generation resources is equal to or less than the sum of (1) the minimum electrical output of generating units committed for system security; (2) the electrical output associated with firm purchases which SDG&E is obligated to accept due to contractual terms or penalties; and (3) the output of Qualifying Facilities providing electricity to SDG&E.

      3.30 Nameplate Rating: The gross generating capacity of the Generating Facility less Station Use. For purposes of this Agreement, Nameplate Rating is that rating specified in Section 2.1.1 of the Agreement.

      3.31 O&M Charge: An amount paid monthly by Seller to SDG&E to cover the operation and maintenance of the Line Extension and SDG&E Facilities.

      3.32 Point of Delivery: The point where: (1) for Generating Facilities located within the SDG&E system, Seller's electrical conductors contact SDG&E's system as it shall exist whenever the deliveries are being made or at such other point as the Parties agree in writ-ing or (2) for out-of-service area Generating Facilities, the point at which power delivered to SDG&E is accepted.

      3.33 Preliminary Interconnection/Operating Study: SDG&E's preliminary estimate of the costs and equipment necessary for the interconnection and/or deliv-ery of power from the Generating Facility to the SDG&E system. This Study may also establish the date by which Seller must request and pay for a Detailed Interconnection/Operating Study under Section 5.7.1.

      3.34 Project Fee: The fee more fully described in Section 4, which Seller posts and SDG&E shall hold as security for Sellers maintaining adequate progress in the development of the Generating Facility.

      3.35 Qualifying Facility: A Cogeneration Facility or a Small Power Production Facility as defined in section 3.9 and 3.41, respectively.

      3.36 Reliable Operation: That level of operation established as of the Firm Capacity Availability Date. Reliable operation must occur no later than one (1) year from the Scheduled Firm Capacity Operation Date.

      3.37  Scheduled Firm Capacity Operation Date:   The date specified in
            Section 2.1.5 as the day upon which the Generating Facility will be capable of reliably supplying Firm Capacity to the SDG&E system.

      3.38 SDG&E's Electric Department Rule 21: SDG&E's interconnection standards for cogenerators and small power producers interconnected with the SDG&E system, in effect on the date of execution of this Agreement, incorporated as Exhibit F. (Some portions not applicable to out-of-service area generating facilities).

      3.39 SDG&E Facilities: Facilities owned by SDG&E which are required for scheduling, metering and operation and for the proper parallel operation of the Generating Facility with SDG&E's system. These facilities will include, but not be limited to: connection, transformation, communication, switching, metering, safety equipment and any necessary additions and/or reinforcements required and added by SDG&E to SDG&E's system, excluding any Line Extension Facilities.

      3.40 Small Power Production Facility: A facility which produces electric energy solely by the use, as a primary energy source, of biomass, waste, renewable resources, or any combination thereof, as defined in Title 18 Code of Federal Regulations, Part 292, as of the date of execution of this Agreement.

      3.41 Station Load: Load specifically related to the operation of the generation auxiliary equipment. Such auxiliary equipment includes, but is not necessarily limited to, forced and induced draft fans, cooling towers, boiler feed pumps, lubricating oil systems, generating facility lighting, fuel handling systems, control systems, and sump pumps.

      3.42 Statement: A written statement setting forth amounts of Energy and Firm Capacity delivered and sold to SDG&E and amounts due to Seller for such Energy and Firm Capacity, as more fully described in Section 15.

      3.43 Surplus Energy: The total output of the Generating Facility, less Station Load and other load requirements of the Seller, that the Seller actually delivers to the Point of Delivery from the Generating Facility.

      3.44 System Emergency: A condition on SDG&E's system which is likely to result in imminent significant disruption of service to customers, or is likely to endanger life or property.

      3.45 Three Party Operating Agreement: That Agreement which must be executed prior to Initial Operation, which will set forth the terms and conditions for the metering, scheduling and billing, and ownership and maintenance of facilities, necessary for delivery of power from an out-of-service area Generating Facility to the SDG&E system.

      3.46  Willful Action:
            3.46.1 Action taken or not taken by a Party at the direction of its directors, officers or supervisory employees affecting its performance under this Agreement, which action is knowingly or intentionally directed by such directors, officers or supervisory employees with conscious indifference to the injurious consequences thereof, or with intent that injury or damage would result or would probably result therefrom. Willful Action does not include any act or failure to act which is merely involuntary, accidental, or negligent.

            3.46.2 Action taken or not taken by a Party at the direction of its directors, officers or supervisory employees affecting its performance under this Agreement, which action has been determined by arbitration award or final judgment or judicial decree to be a contract breach under this Agreement and which occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default, or, if no time to cure is specified therein, occurs or continues thereafter beyond a reasonable time to cure such default.

            3.46.3 Action taken or not taken by a Party at the direction of its directors, officers of supervisory employees affecting its performance under this Agreement, which action is knowingly or intentionally directed by such directors, officers or supervisory employees with the knowledge that such action taken or not taken is a contract breach under this Agreement.

4.    PROJECT FEE

      4.1 No later than the date Seller executes this Agreement, Seller shall post and thereafter maintain a Project Fee equal to five dollars ($5) for each kilowatt of Nameplate Rating of the Generating Facility specified in Section 2.1.1. Seller may not increase the Nameplate Rating of the Generating Facility after the date of execution of this Agreement. The Project Fee shall be held as security for Seller maintaining adequate progress in the development of the Generating Facility. The Project Fee shall be established by either an escrow account or by an irrevocable letter of credit with terms and conditions agreed to by the Parties. Such escrow account or irrevocable letter of credit shall provide for the disbursement of the Project Fee in accordance with Section 4.2.

      4.2 The Project Fee shall be disbursed in the following manner on notice provided to the holding agent by SDG&E.

            4.2.1 The Project Fee, including any interest earned, shall be returned to Seller (a) if the Generating Facility achieves Reliable Operation prior to the date specified in Section 2.4.6;
            (b) if Seller terminates this Agreement as a result of an Uncontrollable Force prior to Reliable Operation of the Generating Facility; (c) if Seller determines as a result of either the Line Loss and Transmission Impact Study or the Detailed Interconnection/Operation Study that the project is no longer feasible or that transmission capacity is not available, (Seller must apply for a refund within ninety (90) calendar days after receiving written notification of the results of such study.); (d) if Seller determines that the cost or conditions of obtaininq transmission rights from the Generating Facility to SDG&E's system renders the project non-economic, and so notifies SDG&E no later than 30 days after the date such transmission rights must be secured under Section 5.5; (e) if the conditions of Section 28 are not fulfilled and this Agreement is terminated; or (f) if Seller terminates this Agreement as a result of the CPUC approval described in Section 28 not having been obtained by November 30, 1990, and Seller notifies SDG&E in writing no later than 30 days after the actual date of said CPUC decision.

            4.2.2 The Project Fee, including any interest earned, shall be paid to SDG&E in the event Seller fails to complete each and every project development milestone set forth in Section 5, whether or not SDG&E pursues any other remedy at law or under this Agreement.

5.    PROJECT DEVELOPMENT MILESTONES

            5.1.1  The following events shall constitute Project Development
            Milestones:
            (a)  Submit Quarterly Status Reports (Section S.2)

            (b)  Maintain Site Control (Section 5.3)

            (c) Provide information for and pay costs of the Preliminary Interconnection/Operating Study (Section 5.4).

            (d) (For out-of-service area Generating Facilities only) Provide evidence that Seller has secured acceptable transmission rights for delivery of Energy and Firm Capacity from the Generating Facility to the SDG&E Point of Delivery (Section 5.5).

            (e) (For out-of-service area Generating Facilities only) Provide information and pay costs for SDG&E to conduct a Line Loss/Transmission Impact Study (Section 5.6).

            (f) Provide information for and pay costs of the Detailed Interconnection/Operating Study (Section 5.7).

            (g)  Commence construction of the Generating Facility (Section
                 5.8)

            5.1.2 If Seller fails to complete each Project Development Milestone in the time and manner provided in Sections 5.2 through 5.9, SDG&E may terminate this Agreement and Seller shall be liable for liquidated damages, if any, pursuant to Section 17 of this Agreement and such other damages as SDG&E may be entitled to. If SDG&E terminates this Agreement the provision of Sections 5.1.3 and 5.1.4 shall also apply.

            5.1.3 If SDG&E terminates this Agreement pursuant to 5.1.2, Seller may execute another contract with SDG&E only under one of the other alternative methods described in Section 5.1.4 and only if the following conditions are satisfied.

            (a) Seller provides SDG&E with a new project definition and provides SDG&E a new project fee in the amount of S5/kw; and


            (b) Seller has paid to SDG&E all outstanding obligations arising under this Agreement including any damages which SDG&E may have incurred as a result of Seller's failure to perform under this Agreement. Nothing in this Section 5.1.3 shall limit SDG&E's remedies at law under this Agreement.

            5.1.4 If Seller satisfies the requirements of Section 5.1.3, Seller may execute a new contract with SDG&E, to sell power from the Generating Facility, by any of the following alternative methods:

            (a) By fulfilling all the prerequisites for eligibility to execute and by executing a firm capacity standard offer contract, if one is available. If Seller elects to sign a then current firm capacity standard offer contract within two years of the date of termination of this Agreement by SDG&E, the price for the firm capacity provided under such contract shall be the lesser of the then current firm capacity prices specified in the contract or the Firm Capacity price Seller would have received under this Agreement.

            (b) By fulfilling all the prerequisites for eligibility to execute and by executing an available long-run standard offer contract if one is available. However, Seller may not participate in the next long run standard offer update cycle if such cycle occurs within two years after the date of termination of this Agreement by SDG&E.

            (c) By fulfilling all the prerequisites for eligibility to execute and by executing an as available standard offer contract, if one is available. If Seller signs an as-available standard offer because no other standard offer agreement is then currently available, Seller may switch to another standard offer agreement when one becomes available subject to the conditions of such standard offer and this Section 5.1.4.

            (d) A non-standard agreement subject to the negotiations between Seller and SDG&E.

      5.2   Submit Quarterly Status Reports

            5.2.1 Beginning on the first day of the calendar quarter following the date of execution of this Agreement, and continuing on the first day of each calendar quarter thereafter until the Scheduled Firm Capacity Operation Date, Seller shall submit to SDG&E a complete and accurate Quarterly Status Report in the form attached as Exhibit D. The Quarterly Status Report shall describe the progress of project development and shall include without limitation (a) the current status of and schedule for project development; (b) Seller's progress since the last submitted Quarterly Status Report; and (c) an explanation of any changes to the project development schedule since Seller's last submitted Quarterly Status Report. If, in SDG&E's judgment, the scheduled development of the Generating Facility places Seller in jeopardy of missing a project development milestone under this Section 5, Seller shall, upon request, provide a summary of the steps which Seller has taken and proposes to take to ensure timely Reliable Operation of the Generating Facility.

            5.2.2 If Seller fails to provide a Quarterly Status Report in a timely manner or if Seller fails to submit a complete and accurate Quarterly Status Report, SDG&E will so notify Seller and Seller shall promptly provide a complete and accurate Quarterly Status Report. If Seller fails to provide two consecutive Quarterly Status Reports as provided in Section 5.2.1, SDG&E shall notify Seller in writing that Seller has failed to complete this project development milestone. Unless Seller provides SDG&E with a complete and accurate Quarterly Status Report within thirty (30) calendar days after Seller receives such notice from SDG&E, the provisions of Section 5.1.2 shall apply.

      5.3   Maintain Site Control

            5.3.1 Seller warrants that it will secure, and provide evidence to SDG&E that it possesses, Site Control of the site described in
            Section 2.1.3 and Exhibit A before March 31, 1990 and that Seller shall maintain continuous Site Control for the term of this Agreement. If SDG&E does not receive evidence sufficient to clearly demonstrate that Seller possesses Site Control consistent with Section 5.3.2 prior to said date, this Agreement shall terminate and the provisions of Sections 4.2.2 and 5.1.2 apply. Seller shall not have additional time to cure this default.

            5.3.2 Site Control shall consist of the following, or other form of Site Control acceptable to SDG&E:

            (a) The ownership of the location of Generating Facility specified in Section 2.1.3;

            (b)  The leasehold interest in the location specified in Section
            2.1.3 which leasehold interest shall specifically include the right to construct and operate the Generating Facility at such location;

            (c) Seller's exclusive and irrevocable contractual right to construct and operate the Generating Facility at the location specified in Section 2.1.3; or

            (d) Seller's exclusive and irrevocable option to obtain any of the rights described in Section 5.3.2 (a) through (c) above. This alternative shall only constitute Site Control prior to the commencement of construction of the Generating Facility.

            5.3.3 Seller shall provide SDG&E with prompt notice of any change in the status of its Site Control. If, at any time, SDG&E has reason to believe that Seller has lost Site Control, SDG&E may request from Seller evidence that Seller cont- inues to possess Site Control. If Seller fails to provide such evidence within thirty (30) calendar days after Seller receives SDG&E's request, the provisions of Section 5.1.2 shall apply.

            5.3.4 Where the term of Seller's Site Control does not extend for the full term of this Agreement, Seller shall advise SDG&E of the date Site Control is scheduled to expire. Seller shall provide to SDG&E, no later than the date Seller's Site Control is scheduled to expire, evidence that Seller's Site Control has been renewed or extended. If Seller fails to provide such evidence, SDG&E shall notify Seller in writing that Seller is not in compliance with this Section 5.3.4. Unless Seller provides SDG&E with evidence that Site Control has been renewed or extended within thirty (30) calendar days after SDG&E's notification, the provisions of Section 5.1.2 shall apply.

            5.3.5 This Agreement is project and site specific; however, with SDG&E's prior consent, Seller may be permitted to adjust the location of the Generating Facility within the proximity of the site specified in Section 2.1.3 if necessary for project development.

      5.4   Provide information for and Pay costs of Preliminary
            Interconnection/Operating Study

            5.4.1 To the extent that Seller will be interconnected with the electrical system of Arizona Public Service Company ("APS") and APS will deliver Seller's generation to the North Gila substation, this milestone is complete. Otherwise not later than three (3) months after the effective date of this Agreement or such other date as the Parties may agree, Seller shall provide SDG&E with the information necessary for SDG&E to perform a pre- liminary Interconnection/Operating Study. The Parties shall cooperate to ensure that Seller provided SDG&E with sufficient information no later than said date.

            5.4.2 Seller shall pay any cost associated with the Preliminary Interconnection/Operating Study by the date specified in Section
            5.4.1 or within thirty (30) calendar days of billing by SDG&E, whichever is later.

            5.4.3 Except for Generating Facilities located out of SDG&E's Service Area, priority for transmission capacity on the SDG&E system shall be established on the date Seller has completed the requirements specified in Section 5.4.1 and 5.4.2.

            5.4.4 The results of the Preliminary Interconnection/Operating Study are for information purposes only, except that in the event the date determined for providing information for and paying the cost of the Detailed Interconnection/Operating Study pursuant to
            Section 5.5 is earlier than the date specified in Section 2.4.3, then such earlier date shall establish the milestone date for this project development milestone pursuant to Section 5.7.1.

            5.4.5 SDG&E may, at its discretion, waive the requirements of this Section 5.4 if SDG&E deems that a Preliminary
            Interconnection/Operating Study is unnecessary.

            5.4.6 If Seller fails to either (a) provide the information necessary for SDG&E to conduct the Preliminary Interconnection/Operating Study or (b) pay the costs of such study by the date required, SDG&E shall notify Seller in writing that Seller has not completed this project development milestone. If Seller fails to provide such information or pay such costs, as the case may be, within thirty (30) calendar days after SDG&E's notification, the provisions of Section 5.1.2 shall apply.

      5.5 (For out-of-service area Generating Facilities only). Provide evidence that Seller has obtained accept- able transmission rights for delivery of Energy and Firm Capacity from the Generating Facility to the Point of Delivery.

            5.5.1 Not later than six (6) months from the date of execution of this Agreement, Seller shall provide to SDG&E satisfactory evidence that Seller has obtained rights for firm transmission service from the Generating Facility to the Point of Delivery.

            5.5.2 Such firm transmission rights must be acceptable to SDG&E in its sole discretion, so as to allow for the proper and safe delivery of power from the Generating Facility to SDG&E consistent with the obligations of Seller to provide SDG&E with Firm Capacity under this Agreement. SDG&E's right to approve the firm trans-mission rights hereunder shall not entitle it to require terms or conditions more burdensome than those normally contained in the standard practices in the utility industry with respect to interutility firm capacity transactions.

            5.5.3 Such firm transmission rights must commence no later than Initial Operation and must remain in effect for the remaining term of this Agreement.

            5.5.4 If Seller fails to obtain transmission rights acceptable to SDG&E by the date specified in Section 5.5.1, SDG&E shall notify Seller in writing that Seller has not completed this project development milestone. If Seller fails to provide SDG&E with evidence that acceptable transmission rights have been secured within thirty (30) calendar days after SDG&E's notification; the provisions of Section 5.1.2 shall apply.

      5.6 (For out-of-service area Generating Facilities Only). Provide information and pay cost for SDG&E to conduct a Line
            Loss/Transmission Impact Study.

            5.6.1 To the extent that Seller will be interconnected with the electrical system of Arizona Public Service Company ("APS")and APS will deliver Seller's generation to the North Gila substation, this milestone is complete. Otherwise not later than the date specified in Section 2.4.4 for conducting the Detailed Interconnection/Operating Study, Seller shall provide to SDG&E all information necessary for SDG&E to perform a Line Loss and Transmission Impact Study. The Parties shall cooperate to ensure that Seller provides SDG&E with sufficient information no later than said date.

            5.6.2 Seller shall pay any costs associated the Line Loss and Transmission Impact Study by the date specified in Section 5.6.1 or within thirty (30) calendar days of billing by SDG&E, whichever is later.

            5.6.3 Priority for transmission capacity on the SDG&E system shall be established on the date Seller completes the requirements specified in Sections 5.6.1 and 5.6.2. (not applicable to out-of-service area Generating Facilities).

            5.6.4 SDG&E shall complete the Line Loss/Transmission Impact Study within thirty (30) days after Seller has requested, paid for and provided all information necessary for SDG&E to conduct such study. The Line Loss and Transmission Impact Study shall, among other items, identify any line losses associated with delivery of Energy and Firm Capacity from the Point of Delivery to the Designated Point of Interconnection, as well as identify any impacts of operation of the Generation Facility on SDG&E's intertie transmission system including those which would restrict SDG&E's ability to economically accept power along the designating intertie path.

            5.6.5 The results of the Line Loss/Transmission Impact Study pertaining to rates for transmission losses are for informational purposes only. Actual rates for losses from the Point of Delivery to the Designated Point of Interconnection shall be SDG&E's FERC filed rates, subject to change from time to time and filing with the appropriate Regulatory Agencies.

            5.6.6 If Seller fails either (a) to provide the information necessary for SDG&E to perform the Line Loss/ Transmission Impact Study or (b) to timely pay the costs associated with the Line Loss/Transmission Impact Study, SDG&E shall notify Seller in writing that Seller has not completed this project development milestone. If Seller fails to provide such information or pay such costs, as the case may be, within thirty (30) calendar days after SDG&E'snotification, the provisions of Section 5.1.2 shall apply.

      5.7   Provide information for and pay costs of Detailed
            Interconnection/Operating Study

            5.7.1 Not later than the date specified in Section 2.4.4, or such earlier date as may be determined by the Preliminary Interconnection/Operating Study, Seller shall provide SDG&E with all information necessary for SDG&E to perform a Detailed Interconnection/Operating Study. The Parties shall cooperate to ensure that Seller provides SDG&E with sufficient information no later than said date.

            5.7.2 Seller shall pay any costs associated with the Detailed Interconnection/Operating Study by the date specified in Section
            5.7.1 or within thirty (30) calendar days of billing by SDG&E, whichever is later.

            5.7.3 Subject to Section 5.6. If priority for transmission capacity on the SDG&E system has not been previously established in Section 5.4, such priority shall be established on the date Seller completes the requirements specified in Section 5.7.1 and 5.7.2.

            5.7.4 If Seller fails either (a) to provide the information necessary for SDG&E to perform the Detailed Interconnection/Operating Study or (b) to timely pay the costs associated with the Detailed Interconnection/Operating Study, SDG&E shall notify Seller in writing that Seller has not completed this project development milestone. If Seller fails to provide such information or pay such costs, as the case may be, within thirty (30) calendar days after SDG&E's notification, the provisions of Section 5.1.2 shall apply.

      5.8   Commence construction of the Generating Facility

            5.8.1 Seller shall commence construction of the Generating Facility and shall provide to SDG&E written notice that construction has commenced not later than the date specified in
            Section 2.4.5. Construction of the Generating Facility shall be deemed to have commenced in accordance with Section 5.8.2. If Seller fails to commence construction or fails to provide SDG&E written notice that construction has commenced by the date specified, SDG&E shall notify Seller in writing that Seller has not completed this Project Development Milestone. Unless Seller commences construction and provides SDG&E with written notice of commencement of construction within thirty (30) calendar days after SDG&E's notification, the provisions of Section 5.1.2 shall apply.

            5.8.2 Commencement of construction shall be defined as the date on which Seller initiates continuous work to install major Generating Facility components such as penstocks, diversion works, production wells and steam gathering systems, or the placement of concrete foundations for structures and equipment at the location of The Generating Facility specified in Section 2.1.3.

      5.9   Establish Reliable Operation of the Generating Facility

            5.9.1 Seller must establish Reliable Operation of the Generating Facility by the Scheduled Firm Capacity Operation Date, specified in Section 2.1.5, subject to the provisions of Section 5.9.2.

            5.9.2 If Seller does not establish Reliable Operation of the Generating Facility by the Scheduled Firm Capacity Operation Date specified in Section 2.1.5, Seller shall have until the date specified in Section 2.4.6 to establish Reliable Operation, subject to the following provisions.

            (a) Seller shall submit to SDG&E an updated Status Report for the Generating Facility, in the form as described in Section 5.2 within 10 days after the Scheduled Firm Capacity Operation Date. Seller shall submit an updated report every 30 days thereafter until Seller establishes Reliable Operation of the Generating Facility. Seller shall include in each report: (i) an update of the current status of and schedule for project development and
            (ii) a summary of the steps which Seller has taken and proposes to take to ensure that it will be able to establish Reliable Operation of the Generating Facility by the date required in this
            Section 5.9.2. In addition, Seller shall include in the initial report an explanation of why Reliable Operation did not occur by the Scheduled Firm Capacity Operation Date.

            (b) The price for Firm Capacity shall be that price Seller would have received under this Agreement, had Seller established Reliable Operation as of the Scheduled Firm Capacity Operation Date, according to the options selection in Sections 9.3 and 9.4.

            (c) The date specified in Section 2.4.6 shall be delayed one additional day for each day after June 30, 1990 elapsing until the CPUC approves this Agreement consistent with Section 28. In no event shall the date in Section 2.4.6 be delayed beyond June 1, 1995.

            5.9.3. The provisions of Section 5.1.2 shall apply if Seller fails to:

            (a) provide Status Reports in a timely manner or to submit complete and accurate Quarterly Status Reports as prescribed in
            Section 5.9.2 or;

            (b) establish Reliable Operation of the Generating Facility within the time required by Sections 5.9.1 and 5.9.2.

6.    EFFECTIVE DATE AND TERM

      6.1 This Agreement shall be binding upon execution and shall remain in effect for the number of years specified in Section 2.1.6 from the later of the Scheduled Firm Capacity Operation Date or the Firm Capacity Availability Date.

      6.2 This Agreement shall terminate if Reliable Operation does not occur on or before the date specified in section 2.4.6.

7.    PURCHASE OF ENERGY

      7.1 Payment of Energy shall be based on time of delivery. The time periods currently in effect are shown in Exhibit B and may be revised from time to time.

      7.2 Beginning with Initial Operation and continuing for the term of this Agreement, Seller shall sell and deliver and SDG&E shall purchase and accept, Energy produced from the Generating Facility up to the Nameplate rating specified in Section 2.1.1, according to SDG&E's Energy Payment Schedule as updated from time-to-time. For out-of-service area Generating Facilities all energy purchased shall be adjusted to reflect losses from the Point of Delivery to the Designated Point of Interconnection and loses incurred in delivering energy to the Point of Delivery. Additionally, Seller shall receive no line loss adjustments or credits for line losses deemed avoided by on-system Generating Facilities.

8.    METHOD OF PURCHASE AND SALE

      8.1 All Energy delivered to SDG&E at the Point of Delivery and registered by the Meters located thereat shall be provided according to the option described below and selected in Section 2.3.

            8.1.1 Simultaneous Purchase and Sale: Seller shall sell and deliver to SDG&E the total Generat- ing Facility output, minus Station Load, to the Point of Delivery. Seller shall purchase from SDG&E all energy used by Seller for its own consumption.

            8.1.2 Sale of Surplus Energy: Seller shall sell and deliver to SDG&E at the Point of Delivery any Surplus Energy generated by the Generating Facility. Seller shall purchase from SDG&E any additional energy required for Seller's own consumption.

            8.1.3 Off-System Sales: Seller shall sell to SDG&E at the Point of Delivery Energy delivered from the Generating Facility less any losses associated with such delivery of power from the Generating Facility to the Point of Delivery and from the Point of Delivery to the Designated Point of Interconnection.

      8.2 All Energy delivered to SDG&E by Seller shall be metered according to time-of-use metering at Seller's expense.

      8.3 Seller (except an out-of-service area Seller) shall have the ability to convert between the options specified in Section 8.1 provided that the Seller gives SDG&E a minimum of sixty (60) days advance written notice prior to the desired date of such conversion. Seller may not convert more than once in any 12 month period. Any and all costs incurred by SDG&E as a result of any such conversion shall be paid by the Seller within thirty (30) days of receipt of notice from SDG&E of the amount of such costs. In addition, the cost of SDG&E Facilities and Line Extension Facilities upon which the monthly O&M charge is based shall be adjusted to reflect the costs of such conversion. SDG&E shall not be required to remove or reserve capacity of the Interconnec- tion Facilities or Line Extension Facilities made idle by Seller' s energy sale conversion except as provided in SDG&E's Electric Department Rule 21 and may use such facilities at any time to serve other customers or to interconnect with other elec- tric power sources as provided in SDG&E's Electric Department Rule 21.

      8.4 If the option described in Section 8.3 is exercised, then termination provision (as described in Section 17) shall apply to the amount by which the Firm Capacity is reduced as a result of such conversion.

      8.5 SDG&E shall process a request by Seller to convert between the Options specified in Section 8.1 and institute any changes made necessary by such request as expeditiously as possible given SDG&E's other resource commitments. The conversion shall be effective on the date SDG&E notifies Seller that all changes necessary to accommodate such conversion have been completed.

9.    PURCHASE OF CAPACITY

      9.1 Payment for Capacity shall be based on time of delivery. The time periods currently in effect are shown in Exhibit B and may be revised from time to time.

      9.2 Beginning on Initial Operation and continuing until the Scheduled Firm Capacity Operation Date or the Firm Capacity Availability Date of the Generating Facility, whichever occurs later subject to the provisions of this Agreement, Seller shall sell and deliver and SDG&E shall purchase and accept, as available capacity produced from the Generating Facility up to the Nameplate Rating of the Generating Facility specified in Section 2.1.1, according to SDG&E's As Available Capacity Payment Schedule as updated from time to time.

            9.2.1 For an out-of-area Generating Facility, capacity payments to Seller shall be adjusted to reflect additional losses from the Generating Facility to the Point of Delivery and from the Point of Delivery to the Designated Point of Interconnection.
            Additionally, Seller shall receive no line loss adjustments or credits for any line losses deemed avoided by on-system Generating Facilities.

      9.3 Beginning on the Scheduled Firm Capacity Operation Date or the Firm Capacity Availability Date of the Generating Facility, whichever occurs later subject to the provisions of this Agreement, and continuing for the remaining term of this Agreement, Seller shall provide and SDG&E shall purchase Firm Capacity from the Generating Facility to the SDG&E system at the Point of Delivery in an amount and for a period as specified in Sections 2.2.1 and 2.1.6 respectively, according to one of the following options as selected in Section 2.2.2:

                 Option 1 - Dispatchable
                 Option 2 - Actually Delivered

      9.4 SDG&E shall purchase Firm Capacity based upon one of the following options as selected by Seller in Section 2.2.3:

                 Option 1:   The Capacity Payment Schedule for Firm Capacity
                             Qualifying Facilities in effect at the time of execution of this Agreement attached as Exhibit
                             C; and

                 Option 2:   The Capacity Payment Schedule for Firm Capacity
                             Qualifying Facilities in effect as of the Scheduled Firm Capacity Operation Date of the
                             Generating Facility.

      9.5 If Seller has elected to provide SDG&E Firm Capacity according to the Dispatchable Option (Option 1), payments for Firm Capacity under this Agreement shall be calculated as follows:

            The monthly payment for Firm Capacity will be one-twelfth of the product of the Firm Capacity Price (CP) taken from the Firm Capacity Payment schedule in effect at the time of execution, multiplied by the Firm Capacity
(FC) and the Capacity Bonus Factor (CBF). Hours of curtailment and energy deliveries during curtailments shall be specifically excluded from the capacity calculations.

            CP =       Firm Capacity Price
            FC =       Firm Capacity (for out-of-service area Generating
                       Facilities, minus any adjustments for line losses from
                       the Point of Delivery to the Designated Point of
                       Interconnection)
            CBF =      Capacity Bonus Factor (see 9.7)
            ($) =      (1/12) CP x FC x CBF

      9.6 If Seller has elected to provide SDG&E with the Firm Capacity according to the Actually Delivered Option (Option 2), payments for Firm Capacity under this Agreement shall be calculated as follows: The monthly payment for Firm Capacity will be the product of the Period Price Factor (PPF), the Monthly Delivered Capacity (MDC) and the Capacity Bonus Factor (CBF), plus any allowable payment for outages due to scheduled maintenance.

            ($) = PPF x MDC x CBF

            The PPF is determined by multiplying the Firm Capacity Price, taken from the Firm Capacity Payment Schedule in effect on the date of execution, by the following Al- location Factor (AF):

            AF(yr/month) x Firm Capacity Price($/kw-yr)=PPF($/kw-mo)
            Summer 0.13801 x                   =
            Winter 0.04428 x                   =

            AF = The factor that allocates the Firm Capacity Price between summer and winter months. These factors may be changed upon one year notice from SDG&E.

            The MDC is determined as follows:

            1) Determine the Performance Factor (P), which is defined as follows:

                 P  =   A (1-L)   (P is less than or equal to 1)
                       C x (B-S) x E

                 A  =  Total kilowatt-hours delivered during all on-peak and semi-peak hours during the month excluding any Energy associated with generation levels greater than the Firm Capacity.

                 L  =  (for an out-of-service area Seller) The losses,
                       expressed as a decimal fraction, associated with delivery of capacity purchased by SDG&E from the Point of Delivery to the Designated Point of Interconnection as specified in the Section 2.1.2.

                 C  =  Firm Capacity.

                 B  =  Total on-peak and semi-peak hours during the month.

                 S = Total on-peak and semi-peak hours during the month the Generating Facility is out of service on scheduled maintenance.

                 E =   0.8 to reflect a 20% allowance for forced outage.

      (2) Determine the Monthly Capacity Factor (MCF), which is computed using the following expression:

                 MCF = P x (1.0 - M)
                                  D
                 M = The number of hours during the month the Generating Facility is out of service on scheduled maintenance.

                 D =   The number of hours in the month.

      (3)        Determine the MDC by multiplying the MCF by C:
                 MDC (kilowatts) = MCF x C

                 The monthly payment for Firm Capacity is then determined by multiplying the proper PPF determined above by MDC and CBF.

                 ($) = PPF x MDC x CBF
                 CBF = Capacity Bonus Factor (See Section 9.7)

            9.6.1 Furthermore, the payment for a month in which there is an outage for scheduled maintenance shall also include an amount equal to the product of the average hourly capacity payment and the number of hours of outage for scheduled maintenance in the month calculated according to the following formula:

            Payment =  ($) x S
                       B - S

            where ($) is the monthly payment from the second paragraph of
            Section 9.6, line 6 and B and S are from paragraph 9.6(1).

      9.7 Capacity Bonus Factor. A Seller who actually delivers Firm Capacity during the on-peak hours of the peak months at a Capacity Factor of 85%, as defined by the CPUC, is entitled to an incentive payment. The Capacity Bonus Factor (CBF) will be calculated as follows:

            CBF = ED ( 1-L)             (CBF is greater
                   C x (PP - SP) x .85  than or equal to 1)

            ED = Energy delivered during on-peak hours of the peak months.

            L  = (for an out-of-service area Seller) The losses, expressed as a decimal fraction, associated with delivery of capacity purchased by SDG&E, from the Point of Delivery to the Designated Point of Interconnection as specified in Section 2.1.2.

            C  = Firm Capacity

            PP = On-peak hours in the peak months

            SP = Total on-peak hours during the peak months that the
                 Generating Facility is out of service on Scheduled
                 Maintenance.

      Conditions

      (1) Agreement must be in effect and Generating Facility must be operable for all of the peak months in order that CBF be calculated.

      (2) The CBF for the period October 1 to September 30 will be determined by the Generating Facility's performance in the preceding peak months.

      (3) CBF will be equal to 1.0 until Seller's peak months data is available.

      (4)   During probationary periods CBF will be limited to 1.O.

      (5) Hours of curtailment and energy deliveries during curtailments shall be specifically excluded from the capacity calculations.

      9.8 Minimum Performance Requirements: To receive capacity payments, the Generating Facility must meet the following requirements:

            9.8.1 The amount of Firm Capacity shall be dispatchable by SDG&E throughout the year (Option 1) or actually delivered to SDG&E for all of the on-peak hours of the peak months (Option 2). These months are currently defined as the months of June, July, August and September, and may be changed upon one year notice by SDG&E. All Energy generated by the Generating Facility at levels greater than the amount of Firm Capacity will be specifically excluded from the Firm Capacity payment calculations. Hours of curtailment and energy deliveries during curtailments shall be specifically excluded from the capacity calculations.

            9.8.2 If Seller chooses Option 1, the Firm Capacity shall be dispatchable by SDG&E throughout the year, subject to a maximum 20 percent monthly allowance for Forced Outages and scheduled maintenance, and also subject to an allowance for up to 45 days for a major overhaul. Except during the peak months on the SDG&E system, Seller may accumulate and apply the 20 percent allowance for Forced Outages for any consecutive three (3) month period. Dispatchable means that the Generating Facility is operable and is capable of delivering capacity, and, when called upon, must deliver at least the amount of capacity requested by SDG&E up to the full amount of Firm Capacity. Curtailment rights are as defined elsewhere in this Agreement.

            9.8.3 If Seller chooses Option 2, the Firm Capacity must actually be delivered to SDG&E for all the on-peak hours of all the peak months, excluding scheduled maintenance and subject to a 20 percent monthly allowance for Forced Outages.

      9.9 Failure to meet minimum Performance requirements. If Seller fails to meet the minimum performance requirements, on a monthly basis, then the Seller will be placed on a probationary period not to exceed 15 months, and will be subject to the following:

            9.9.1 Under Option 1 (Dispatchable): During the probationary period, the Seller will continue to receive capacity payments for the amount of dispatchable capacity available during said period. During the probationary period, the Seller's monthly payment for capacity shall be determined by substituting for the Firm Capacity, the capacity at which Seller would have met the minimum performance requirements. In any month during the probationary period that Seller does not meet the minimum performance requirements at whatever capacity was determined for the previous month, Seller's monthly payment for capacity shall be determined by substituting the capacity at which Seller would have met the minimum performance requirements. If after the expiration of this period, the Seller has not demonstrated an ability to provide its amount of Firm Capacity to SDG&E, that capacity shall be derated and subsequent monthly payments limited to the new amount of capacity. The amount by which the Seller's capacity is reduced shall be subject to Section 17 of the Agreement.

            9.9.2 Under Option 2 Actually Delivered: During the probationary period, the Seller shall earn capacity payments for the amount of capacity actually delivered. If the Seller fails to deliver the full contract capacity during each of the following year's peak months, the amount of Firm Capacity shall be derated to the greater of the Firm Capacity actually delivered when the minimum requirements are not met, or the amount of Firm Capacity which would be reasonably likely to be met. The amount by which the Firm Capacity is reduced shall be subject to Section 17 of the Agreement.

            9.9.3Hours of curtailment and energy deliveries during curtailments shall be specifically excluded from the capacity calculations.

      9.10 Scheduled Maintenance: Scheduled Maintenance for the Generating Facility shall be allowed according to the following conditions:

            9.10.1 Outage periods for scheduled maintenance shall not exceed 840 hours (35 days) in any 12 month period.

            9.10.2 Seller may accumulate unused scheduled maintenance hours on a year-to-year basis up to a maximum of 1,080 hours (45 days). This accrued time must be used consecutively and only for major overhauls.

            9.10.3 Major overhauls shall not be scheduled during the peak months and shall be limited to once every three years.

            9.10.4 Scheduled maintenance shall not exceed 30 peak hours during the peak months.

            9.10.5 Seller shall notify SDG&E 24 hours prior to a scheduled outage of less than one day, one week prior to a scheduled outage of one day or more (except for major overhauls), and six months prior to a major overhaul during periods acceptable to both parties. Agreed upon dates shall not be changed without formal written notice to SDG&E in accordance with Section 2.6 of this Agreement.

            9.10.6 Capacity payments will continue during allowed outages for scheduled maintenance.

      9.11  Adjustment to Firm Capacity:  Firm Capacity as specified in
            Section 2.2.1 may be adjusted only under the following conditions:

            9.11.1 Seller may increase the amount of Firm Capacity with the approval of SDG&E and receive payment for the additional capacity thereafter. A new overall capacity price will be established based on the original capacity price for the original Firm Capacity and the applicable capacity price for the remaining term of this agreement published by SDG&E at the time the increase is first delivered to SDG&E. This new overall capacity price will be prorated in proportion to the original Firm Capacity and the increase in Firm Capacity.

            9.11.2 Either Party may request, when it reasonably appears that the capacity of the Generating Facility may have changed for any reason, that a new Firm Capacity be determined. If a decrease occurs that decrease will be subject to Section 17 of the Agreement.

10.   SELLER'S GENERAL OBLIGATIONS

      Seller shall:

      10.1 Design, own, construct, operate and maintain the Generating Facility provided that SDG&E shall have the right to require modifications to such design as provided in Section 11.2.

      10.2 Operate and maintain the Generating Facility in accordance with prudent electrical practices. If a condition is created by Seller which may unreasonably interfere with the reliability or safety of operation of the Generating Facility or the SDG&E system, the Seller shall correct or eliminate such condition with reasonable diligence.

      10.3 Notify SDG&E: (a) by January l, May l and September l of each year, of the estimated scheduled maintenance and estimated daily Energy and Firm Capacity for the succeeding four months and (b) by September 1 of each year, of the estimated scheduled maintenance and estimated daily Energy and Firm Capacity for the following year.

      10.4 If an in-service area Generating Facility, place its main disconnect switch under the control of both SDG&E and Seller by
            (a) allowing SDG&E to add its lock to Seller's lock on the switch door, (b) allowing SDG&E to stencil its markings on the switch door and (c) allowing SDG&E 24-hour access to the switch. Switch operation shall be reserved exclusively for SDG&E and Seller personnel, and each Party will be able to lock out the switch. Switch maintenance shall be performed by Seller's personnel.

      10.5 Provide SDG&E by means of a separate, written instrument, any rights-of-way and access required for construction, operation, maintenance, inspection and testing of Interconnection Facilities and testing, reading of Meters and operating of Seller's main disconnect switch.

      10.6 Maintain proper daily Generating Facility operating records, including, but not limited to fuel consumption, cogeneration fuel efficiency, kilowatts, kilovars and kilowatt-hours generated and maintenance performed, and make such records as are reasonably needed by SDG&E to implement this Agreement available to SDG&E during normal business hours upon request.

      10.7 Provide to SDG&E Generating Facility electrical design and Interconnection Facilities design drawings for its review prior to finalizing Generating Facility design and before beginning construction work based on such drawings. SDG&E may require modification of such design as provided in Section 11.2.

      10.8 Provide to SDG&E reasonable advance written notice of any changes in the Generating Facility or Interconnection Facilities and provide to SDG&E design drawings of any such changes for its review and approval as provided in Section 11.2.

      10.9 If an in-service area Generating Facility, test its Interconnection Facilities at least every 12 months, by qualified personnel, notify SDG&E at least 72 hours in advance of such tests and permit SDG&E to have a representative present at such tests.

      10.10 If an in-service area Generating Facility, design and operate the Generating Facility to limit the adverse effects of reactive power flow on the utility system. Seller shall operate the Generating Facility in a manner to satisfy the reactive power requirement of Seller's load within the limit of the Generating Facility's capability as set forth in SDG&E's Electric Department Rule 21.

      10.11 Notify SDG&E of Initial Operation at least forty-five (45) days prior to such date. SDG&E shall inspect the Interconnection Facilities within thirty (30) days of receipt of such notice. If SDG&E concludes in good faith that the Interconnection Facilities are for any reason unacceptable, SDG&E will notify Seller in writing within five (5) days of completion of the inspection, stating the reasons for its determination. Seller shall correct any deficiencies noted by SDG&E and shall provide SDG&E with the further right to inspect in accordance with the guidelines set forth above.

      10.12 Notify SDG&E at least fourteen (14) calendar days prior to: (a) the initial energizing of the Point of Interconnection; (b) the initial operation of each of Seller's generators; and (c) the initial testing of Seller's protective apparatus. SDG&E shall have the right to have a representative present at such times.

      10.13 Reimburse SDG&E for the cost of acquiring any property rights which are determined by SDG&E to be required pursuant to this Agreement.

      10.14 Be liable to SDG&E for any loss of whatever kind which SDG&E incurs as a result of (a) Seller's failure to obtain or maintain any necessary permit or approval, including completion of required environmental studies, necessary for the construction, operation and maintenance of the Generating Facilities, and (b) Seller's failure to comply with necessary permits and approvals or with any applicable law.

      10.15 As of Initial Operation and throughout the term of this Agreement, maintain and operate the Generating Facility to assure that the Generating Facility meets the requirements of a Qualifying Facility established as of the date of execution of this Agreement. Seller warrants that the Generating Facility will meet the requirements of a Qualifying Facility as defined herein from Initial Operation throughout the term of this Agreement.

      10.16 Comply with the requirements of and design the Generating Facility consistently with SDG&E Electric Department Rule 21, to the extent that is clear by the context of a particular provision of Rule 21 that such provision should apply to off-system Generating Facilities, provided, however that the charge for operation and maintenance of Line Extension and Interconnection Facilities specified in Rule 21 is subject to revision from time-to-time as authorized by the CPUC.

11.   SDG&E'S GENERAL OBLIGATIONS

      SDG&E shall:

      11.1 Operate and maintain its electrical facilities in accordance with applicable generally accepted practices in the electric utility industry.

      11.2 Have the right to review all Generating Facilities and Interconnection Facilities specifications and designs submitted by Seller. SDG&E may require modifications to such specifications and designs as it deems necessary to allow SDG&E to operate its system safely and reliably. SDG&E shall notify Seller in writing of the results of the review of the specifications and designs submitted by Seller, within thirty (30) days of receipt of such specifications and designs by SDG&E. SDG&E shall include in its notification to Seller any flaws or design errors, perceived by the utility in its review of the material submitted by the Seller. SDG&E's review of Seller's specifications and designs shall not be construed as confirming or endorsing the design or as any warranty of safety, durability or reliability of the Generating Facility or any of the equipment or the technical or economic feasibility of the Generating Facility. SDG&E shall not, by reason of such review or failure to review, be responsible for strength, details of design, adequacy or capacity of the Generating Facility or equipment, nor shall SDG&E's acceptance of such specifications or designs be deemed to be an endorsement of any facility or equipment. Notwithstanding anything in this Agreement to the contrary, SDG&E shall not be liable to Seller and Seller shall indemnify and hold SDG&E harmless from any claim, cost, loss, damage or liability, including attorney's fees and interest, in-connection with SDG&E's exercise of its rights under this
            Section 11.2.

      11.3 Make SDG&E Facilities' records available to Seller upon request as are needed by Seller to implement this Agreement.

      11.4 Make available to Seller any data filed in accordance with CPUC Decision No. 83-10-093, Ordering Paragraph 5f, as specifically requested by Seller.

      11.5 Make available SDG&E Electric Department rules and other existing publications governing interconnection, at Seller's request.

12.   INTERCONNECTION FACILITIES

      12.1 The Parties shall execute a separate Interconnection Facilities Agreement. The Interconnection Facilities Agreement shall provide for ownership, construction, operation and maintenance of the Interconnection Facilities pursuant to SDG&E's Electric Department Rule 21. For an out-of service area Generating Facility, SDG&E and Seller shall execute a Three Party Operating Agreement, in lieu of an Interconnection Facilities Agreement, covering design, purchase, installation, ownership operation and maintenance of Interconnection Facilities.

      12.2 If an in-service area Generating Facility, SDG&E shall own and shall be solely responsible for the design, purchase, installation, operation and maintenance of those Interconnection Facilities necessary to protect SDG&E's system, employees and customers from damage or injury arising out of or connected with the operation of the Generating Facility.

      12.3 If an in-service area Generating Facility, SDG&E shall design, own, operate and maintain the SDG&E Facilities and Line Extension Facilities required to connect the Generating Facility to SDG&E's electric system as set forth in the Interconnection Facilities Agreement and the Three Party Operating Agreement.

      12.4 If an in-service area Generating Facility, Seller shall be allocated existing line capacity in accordance with SDG&E's Electric Department Rule 21.

      12.5 The Parties recognize that from time to time certain improvements, additions or other changes in the Interconnection Facilities may be required for the proper and safe operation of the Generating Facility in parallel with SDG&E's system. SDG&E shall have the right to make such changes or require Seller to make such changes, whichever is appropriate, upon reasonable advance written notice to Seller. Seller shall reimburse SDG&E for all costs incurred by SDG&E for any additions or changes in the SDG&E Facilities to the extent required by SDG&E's Electric Department Rule 21 and the cost of SDG&E Facilities upon which the O&M charge is based shall be adjusted to reflect the cost of such changes.

      12.6 If an in-service area Generating Facility, Seller shall pay for operation and maintenance of Line Extension and SDG&E Facilities in accordance with SDG&E's Electric Department Rule 21 and Section
            14.2 of this Agreement. Seller shall be solely responsible for maintaining in good operating condition all Interconnection Facilities owned by Seller. When the Generating Facility is generating electrical energy whether or not it is operating in parallel with SDG&E's system, all Interconnection Facilities shall be in good repair and proper operating condition.

      12.7 For an out-of-service area Seller, Seller shall be responsible for securing all rights for transmission to the Point of Delivery. Seller shall also be responsible for securing all interconnection arrangements with its host utility necessary for the delivery of power to the Point of Delivery consistent with Seller's obligations under this Agreement.

13.   CANCELLATION CHARGES

      Seller shall be responsible for the reimbursement to SDG&E of any and all cancellation charges incurred as a result of SDG&E cancelling order(s) for equipment necessary for the interconnection between SDG&E and Seller, provided that said charges be due to Seller's cancellation or modification of the Generating Facility. Seller shall pay SDG&E within thirty (30) days after receipt of notice for said charges.

14.   BILLING AND PAYMENT

      14.1 SDG&E shall read all Meter(s) monthly according to its regular meter reading schedule beginning no more than thirty (30) days after Initial Operation. SDG&E shall mail to Seller not later than thirty (30) days after the end of each monthly billing period
            (a) a Statement showing Energy and capacity delivered to SDG&E during each of the then currently effective Time-of-Use periods during the monthly billing period, (b) SDG&E's computation of the amount due Seller, and (c) SDG&E's check in payment of said amount. If within thirty (30) days of receipt of the Statement Seller does not make a report in writing to SDG&E of an error, Seller shall be deemed to have waived any error in SDG&E's Statement, computation, and payment, and they shall be considered correct and complete. SDG&E reserves the right to provide such Statement concurrently with any Bill to Seller for electric or gas service provided by SDG&E to Seller in accordance with applicable Rules of Service. For off-system QFs, the determination of the amount of Energy and Capacity delivered shall be as specified in the Three Party Operating Agreement.

      14.2 Seller shall pay SDG&E (a) the installed cost of SDG&E Facilities (to the extent appropriate) and the installed cost of any Line Extension Facilities, (b) a monthly payment for specified SDG&E Facilities, if appropriate, (c) a monthly O&M Charge for Line Extension Facilities and SDG&E Facilities, and (d) a monthly charge to reimburse SDG&E for leased communication facilities when required by SDG&E for telemetering the Generating Facility output all in accordance with SDG&E's Electric Department Rule 21 and Interconnection/Three Party Operating Agreement. Seller shall pay SDG&E for such charges within fifteen (15) days of the receipt of a bill for any such charge.

      14.3 If either Party disputes a Statement, payment shall be made as if no dispute existed, pending resolution of the dispute. If the Statement is determined to be in error, the amount determined to be in error shall be refunded by the Party owing, with monthly interest at a rate equal to that applied to SDG&E's Energy Cost Adjustment Clause pursuant to Section 9.(j).(4) of SDG&E's Electric Department Preliminary Statement, or successor CPUC approved interest rate.

      14.4 If either Party disputes a Bill, such dispute shall be resolved in accordance with SDG&E's applicable Rules of Service.

15.   METERING OF ENERGY DELIVERIES

      15.1 Metering for electric service to Seller and for Energy purchases by SDG&E shall be at the Point of Delivery or as specified in the Three Party Operating Agreement. Metering will be installed which will measure and record flows in each direction. All the meters and equipment used for measuring power delivered to SDG&E shall be located on the side of the Interconnection Facilities selected by Seller and selected in Section 2.5 or as otherwise specified in the Three Party Operating Agreement. If Seller selects a metering location on Seller's side of the Interconnection Facilities the power recorded as delivered to SDG&E shall be adjusted by applying the transformer loss compensation factor specified in Section 2.5 to derive the amount of energy and capacity deemed delivered. The transformer loss compensation factor shall be as agreed to by the parties or at Seller's election, shall be calculated based on the measured value of transformer losses from the transformer to be used. If Seller chooses this latter option, Seller shall pay SDG&E for the cost of determining this measured value.

      15.2 All Meters shall be sealed and the seal shall be broken only by SDG&E, upon occasions when the Meters are to be inspected, tested or adjusted.

      15.3 SDG&E shall inspect and test all Meters upon their installation and on its regular testing schedule. If requested to do so by Seller, SDG&E shall inspect or test a Meter, but the expense of such inspection or test shall be paid by Seller unless the Meter is found not to comply with the accuracy specifications found in SDG&E's Electric Department Rule 18, or any superseding standard.

      15.4 If a Meter is in error, Section B of SDG&E's Electric Department Rule 18, or any superseding standard, shall be applied.

      15.5 Seller shall report the hourly and daily Energy recordings to SDG&E periodically as agreed upon by the Authorized Representatives. Where the Generating Facility's rated capacity is greater than 2 Mw, the Generating Facility's output shall be telemetered to SDG&E's Mission Control Center as specified in SDG&E's Electric Department Rule 21.

16.   CONTINUITY OF SERVICE

      16.1 SDG&E shall not be obligated to accept or pay for, and SDG&E may require Seller to temporarily curtail, interrupt or reduce deliveries of Energy upon advance notice to Seller, in order for SDG&E to construct, install, maintain, repair, replace, remove, investigate or inspect any of its equipment or any part of its system, or if SDG&E determines that such curtailment, interruption or reduction is necessary because of a System Emergency, forced outages on the SDG&E system or its interconnected tie lines, operating conditions on its system, or compliance with prudent electrical practices, provided that SDG&E shall not interrupt deliveries pursuant to this Section solely in order to take advantage, or to make purchases, of less expensive energy elsewhere.

      16.2 SDG&E shall not be obligated to accept or pay for, and may require Seller, with a Qualifying Facility with Nameplate Rating of one megawatt or greater, to temporarily curtail, interrupt or reduce deliveries of Energy during periods of Minimum Load Condition where such purchase results in "negative avoided cost" to SDG&E as such term is defined by the CPUC.

      16.3 Notwithstanding any other provision of this Agreement, if at any time SDG&E determines that either (a) the Generating Facility may endanger SDG&E personnel, or (b) the continued operation of the Generating Facility may endanger the integrity of SDG&E's electric system, SDG&E shall have the right upon notice to Seller, to disconnect the Generating Facility from SDG&E's system. The Generating Facility shall remain disconnected until such time as SDG&E is satisfied that the condition(s) referenced in (a) or (b) of this Section 16.3 have been corrected.

      16.4 Whenever possible, SDG&E shall give Seller reasonable advance notice of its intent to refuse to purchase Energy under this
            Section 16.

      16.5 The Parties will coordinate temporary curtailment and interruption or reduction of deliveries of Energy required for either Party to construct, install, maintain, repair, replace, remove, investigate or inspect equipment in its respective electric system.

      16.6  Curtailment of out-of-service area Generating Facility

            16.6.1 SDG&E may curtail deliveries of Energy from the Generating Facility , subject to the conditions set forth in this Section.

            16.6.2 For purposes of this Section 16.6, each day shall be considered to begin at midnight (0001 hrs) and end at midnight (2400 hrs).

            16.6.3 In the event an hour of curtailment scheduled pursuant to this Section 16.6. coincides with scheduled maintenance, such hour shall be counted as scheduled maintenance for the purposes of this Agreement.

            16.6.4 SDG&E shall designate the type of curtailment as either Flexible Curtailment or Block Curtailment. SDG&E shall continue to make Firm Capacity payments for each curtailment hour subject to the provisions of this Section 16.6. At the time SDG&E gives notice of a curtailment period, SDG&E shall also provide a non-binding estimate of its expected Alternative Energy Cost during the curtailment period. Seller shall be provided a copy of SDG&E's California Power Pool Economy Energy Transactions log indicating SDG&E's system decremental value to verify the Alternative Energy Cost offers. This information is confidential to SDG&E and Seller shall not provide this information to anyone without SDG&E's written consent.

            16.6.5 To schedule a Flexible Curtailment, SDG&E shall notify Seller, no later than two (2) hours prior to the start of the curtailment period, of the hours, duration, and Alternative Energy Cost for the curtailment period. No later than one-half (1/2) hour after SDG&E notifies Seller of such curtailment period, Seller shall notify SDG&E of the level at which Seller will operate during the curtailment period. If Seller fails to provide SDG&E such notice within the time required, SDG&E shall limit Seller's schedule of deliveries during the curtailment period to the level at which Seller was delivering to SDG&E at the time notice was due. The price for Energy delivered and accepted by SDG&E during these periods shall be as described in Section 16.6.8.(b). Each Flexible Curtailment period shall have a duration of no less than eight (8) consecutive hours.

            16.6.6 The maximum amount of Flexible Curtailment in any calendar year shall be as follows:
                                   Flexible          Maximum
            Contract               Curtailment       Number of
            Years                  Hours             Curtailments
            1 through 9             900               125
            10 through 15           1400              125
            16 thereafter           2200              150

            16.6.7 Each year SDG&E shall notify Seller of SDG&E's intent to schedule a Block Curtailment within a six month time period. When SDG&E better evaluates the timing of the Block Curtailment, SDG&E shall give Seller not less than three weeks notice of the starting time, duration, and Alternative Energy Cost for the Block Curtailment. No later than seven (7) days after SDG&E notifies Seller of such curtailment period, Seller shall notify SDG&E of the level at which Seller will operate during the curtailment period. If Seller fails to provide SDG&E such notice within the time required, SDG&E shall limit Seller's schedule of deliveries during the curtailment period to the level at which Seller was delivering to SDG&E at the time notice was due. The price for Energy delivered and acc- epted by SDG&E during these periods shall be as described in Section 16.6.8.(b). The amount of Block Curtailment in any Contract Year shall not exceed one 400 hour block or two 200 hour blocks.

            16.6.8 During each hour of Flexible or Block Curtailment, payments shall be made based on the following:

            a)   Firm Capacity payments shall be made in accordance with
                 Section 16.6.11.

            b) Payments for Energy which Seller has opted to continue to deliver and provided proper notice of such election in accordance with Sections 16.6.5 and 16.6.7 shall be purchased by SDG&E at the Alternative Energy Cost.

            c) In the event that the output of the Generating Facility during any curtailment hour exceeds the level of scheduled deliveries, pursuant to Sections 16.6.5 and 16.6.7, Seller shall not be paid by SDG&E for any Energy in excess of such scheduled amount during such curtailment hour(s).

            16.6.9 Nothing in this Section 16.6 is intended to provide Seller the right, either expressed or implied, to deliver energy to SDG&E in amounts greater than that designated in Section 2.2.1.

            16.6.10 The maximum Energy price paid under this Section 16.6 may not exceed the applicable time differentiated price for a non-curtailment hour as provided in Sections 7 and 8.

            16.6.11 During hours of curtailment designated under this Section 16.6, SDG&E shall continue to make Firm Capacity payments. Under Option 1, hours of curtailment and energy deliveries during curtailments shall be specifically excluded from the capacity calculations. Under Option 2, for each curtailment hour, payments shall be made pursuant to the following: (i) payments to Seller for firm capacity during each on-peak or semi-peak curtailment hour shall be calculated using Assumed Production Factors derived from Seller's historical performance pursuant to Section 16.6.12, provided, that payments for firm capacity calculated using the Assumed Production Factors shall not exceed the maximum payments provided under Section 9, (ii) nothing in this Section 16.6 shall be construed to entitle Seller to payments for Firm Capacity prior to the Firm Capacity Availability Date, (iii) no firm capacity payment adjustments are applicable for curtailments during off-peak and super offpeak hours since no firm capacity payments are earned during those periods.

            16.6.12 Assumed Production Factors a) Subject to the provisions of Sections 16.6.4, 16.6.5 and 16.6.6, during periods of curtailment SDG&E shall pay Seller firm capacity payments, as appropriate, calculated using Assumed Production Factors derived from Seller's historical performance during the on-peak and semi-peak time periods during the previous calendar year. The Assumed Production Factors shall be calculated as follows:

            APFs =     summer kwhp = summer kwhsP
                       C x (summer Hp + Summer Hsp)

            APFp =     summer kwhp
                       C x summer Hp

            where:

            APFs = Assumed Production Factor for the summer months for the combined on-peak and semi-peak periods.

            APFp = Assumed Production Factor for the summer on-peak period

            Summer Kwhp, summer kwhsp = the respective on-peak and semi-peak Energy (kwh) purchased by SDG&E during the previous calendar year's summer billing period excluding any energy purchased during periods of Curtailment.

            Summer Hp, summer Hsp = the respective on-peak and semi-peak hours during the previous calendar year's summer billing period excluding scheduled maintenance hours and curtailment hours under
            Section 16.

            APFw =     winter kwhp +winter kwhsp
                       C x (winter Hp + winter Hsp)

            APFw = Assumed Production Factor for the winter months for the combined on-peak and semi-peak periods winter kwhp, winter kwhsp = the respective on-peak and semi-peak Energy purchased by SDG&E during the previous calendar year's winter billing period, excluding any Energy purchased during periods of curtailment.

            C =        Firm Capacity

            Winter Hp, winter Hsp = the respective on-peak and semi-peak hours during the previous calendar year's winter billing period excluding scheduled maintenance and any curtailment hours under
            Section 16.

            b) During the first twelve (12) monthly billing cycles following Initial Operation, the Assumed Production Factors shall be calculated based on cumulative available monthly billing data. After the first twelve (12) months and until a full calendar year's billing data is available, the Assumed Production Factors shall be calculated using the most recent twelve (12) monthly billing cycles available.

            c) During any billing month in which a curtailment period has occurred during the peak or semipeak time periods under Section 16.6, Firm Capacity payments and Bonus Payments made by SDG&E to Seller shall be made as follows:

            (1) The formula for calculation of Performance Factor (P) as defined in Section 9.6 shall be revised as follows:
                   P =  Aasm(1-L)             P is less than or
                       C x (B-S) x E           equal to 1

            where Aasm replaces A and where: Aasm = the sum of the total kilowatt-hours delivered during all on-peak and semi-peak hours excluding any kilowatt-hours delivered during hours of curtailment and excluding any Energy associated with generating levels greater than the Firm Capacity, plus the kilowatt-hours associated with the applicable Assumed Production Factor for the combined time period(s) in which curtailment hour(s) occurred. The kilowatt-hours associated with the Assumed Production Factor shall be calculated by multiplying the appropriate APF times the Firm Capacity times the hours in the on-peak and semi-peak hours in which curtailment was invoked during the monthly billing cycle.
      2) The formula for calculation of the Capacity Bonus Factor (CBF) as defined in Section 9.7 shall be revised as follows:

            CBF = EDasm (1-L)                CBF is greater than
            C x (PP-SP) x .85                equal to 1

            where EDasm replaces ED

            and where:

            EDasm = the sum of the Energy delivered during the on-peak hours of the peak months excluding any Energy delivered during hours of Curtailment, plus the kilowatt hours associated with the Assumed Production Factor calculated for the summer months. The kilowatt hours associated with the Assumed Production Factor shall be calculated by multiplying the APFp times the Firm Capacity times the number of summer on-peak hours in which curtailment was invoked during the billing cycle.

            16.6.13 During hours of curtailment designed under this section 16.6, Seller shall have the right to sell such curtailed energy to a third party. It is Seller's obligation not to sell the curtailed energy on a firm basis. If Sell has elected to sell energy to a third party during curtailment period, SDG&E shall have the right to recall such energy for delivery to SDG&E during such curtailment period upon giving Seller one (1) hour prior notice of its desire to suspend curtailment. SDG&E will only suspend curtailment if circumstances change the assumptions underlying the scheduling of the curtailment. Seller shall use its best efforts to recommence deliveries to SDG&E should SDG&E suspend curtailment prior to the time such curtailment period was scheduled to end.

17.   DEFAULT AND REMEDIES

      17.1 If either Party defaults in the due performance or observance of any term or condition of this Agreement, said Party shall be in default. Upon the occurrence of any default and at any time thereafter so long as the same shall be continu- ing, the non-defaulting Party may, by notice to the defaulting Party specifying the nature of such default, declare this Agree- ment to be in default. The defaulting Party must remedy such default within the time specified in this Agreement, or, if no time is specified, within thirty (30) days after receiving written notice from the non-defaulting Party. In the event that the defaulting Party fails to cure its default within such period of time, the non-defaulting Party may at any time thereafter exe- rcise, at its election, any rights or remedies it may have under this Agreement, at law or in equity to enforce the terms hereof, including, but not limited to, monetary damages, injunctive rel- ief, specific performance and termination of this Agreement.

      17.2 Nothing in this Agreement is intended to limit SDG&E's right to demand and Seller's obligation to provide adequate assurance in the circumstances described in the Uniform Commercial Code. The Parties specifically intend that such rights and obligations shall exist whether or not the Uniform Commercial Code otherwise applies.

      17.3 Liquidated Damages: Seller agrees to pay SDG&E in event of Seller's default, as Liquidated Damages and not as a penalty, the amount calculated pursuant to this Section 17. The Parties agree that said calculations represent a reasonable endeavor to estimate fair compensation for SDG&E's foreseeable losses associated with Seller's failure to deliver Firm Capacity that might result from Seller's default or from a reduction in Firm Capacity under this Agreement. The amount of Seller's Liquidated Damages payment shall be reduced by the Project Fee, if any, paid to SDG&E pursuant to
            Section 4 of this Agreement; provided, however, if the amount of Seller's Liquidated Damages payment is less than the Project Fee paid to SDG&E pursuant to Section 4 of this Agreement, Seller shall not be entitled to a refund of the Project Fee or any portion thereof. This Section 17 shall not preclude or limit SDG&E's entitlement to monetary damages for losses other than for failure to deliver Firm Capacity or resulting from other events of Seller's default.

      17.4 In the event of default, SDG&E shall bill Seller for all amounts due under this Agreement including the amounts calculated in
            Section 17. Seller shall pay interest on all amounts due from the date of notice of default, compounded monthly, at an interest rate equal to the lower of (a) the maximum rate allowed by law, or (b) one-twelfth of the most recent month's interest rate on Commercial Paper (prime, three months) published in the Federal Reserve Statistical Release, G.13, (or if such publication is no longer being issued, the closest similar publication), plus 50 basis points (See Exhibit E). Seller shall pay SDG&E within thirty (30) calendar days of receipt of SDG&E's bill.

      17.5 The non-defaulting party shall have the right to offset any amounts due it from the defaulting party against any present or future payments it owes to the defaulting party and may at all times pursue any other remedies available to it.

      17.6 For purposes of this Section 17, "Termination Payment A" shall mean an amount equal to the difference between payments for Firm Capacity to date based on the original Agreement length and payments that would have been made, based upon the period of Seller's actual performance, up to the date of reduction or termination, plus interest as set forth in Section 17.4.

            17.6.1 If Seller terminates this Agreement, or all or part of the Firm Capacity stated in Section 2.2.1 with the following prescribed written notice:

            Amount of Capacity
            Terminated                        Length of Notice
            Under 5,000 kw                      12 months
            5,000 kw to 10,000 kw               36 months
            10,000 kw to 20,000 kw              48 months
            20,001 kw and over                  60 months

            Seller shall refund to SDG&E Termination Payment A as described in
            Section 17.6. SDG&E shall then make capacity payments to Seller for the remainder of Seller's perfor- mance, if any, at an adjusted capacity price.

            17.6.2 If Seller terminates this Agreement, or all or part of the Firm Capacity stated in Section 2.2.1, without the notice prescribed in Section 17.6.1, Seller shall pay SDG&E "Termination Payment B". Termination Payment B shall consist of the sum of (a) Termination Payment A and (b) a one-time payment. The one-time payment shall be equal to the amount of Firm Capacity being terminated times the difference between the Current Capacity Price on the date of termination for a term equal to the balance of the term of the Agreement and the Firm Capacity price. This product shall be pro-rated for the length of notice given, if any, by taking the difference between the amount of months of notice prescribed minus the amount of months of notice given and dividing by twelve (See Exhibit E, Example 2). In the event that the Current Capacity Price is less than the Firm Capacity price or the termination or reduction is a result of an uncontrollable force on the part of the Seller, then only Termination Payment A shall apply.

18.   ABANDONMENT

      18.1 If, in any six (6) month period after the Firm Capacity Availability Date, Seller fails to deliver to SDG&E at least the number of kilowatt hours derived from the product of four hundred and thirty-eight (438) hours times the Firm Capacity rating measured in kilowatts, Seller shall provide to SDG&E all of the following:

            18.1(a) a written description of the reason for Seller's low level of performance;

            18.1(b) a summary of the action Seller is taking to improve its performance; and

            18.1(c) a schedule for bringing Seller's deliveries up to the Firm Capacity rating.

      18.2 In any fifteen (15) month period after the Firm Capacity Availability Date, Seller shall deliver to SDG&E not less than the number of kilowatt hours derived from the product of one thousand and ninety-five (1,095) hours times the Firm Capacity rating measured in kilowatts. If, for any reason, Seller fails to deliver this minimum amount, SDG&E may terminate this Agreement on written notice. Unless excused as a result of an Uncontrollable Force, such failure shall constitute a default, entitling SDG&E to its remedies at law and under Section 17 of this Agreement.

19.   NONDEDICATION OF FACILITIES

      Seller does not hereby dedicate any part of the Generating Facility to serve SDG&E, its customers, or the public. SDG&E does not hereby dedicate any part of its system or facilities to serve or accept Energy and Firm Capacity from Seller to any greater extent than may be provided by law.

20.   LIABILITY

      20.1 Except in the case of Willful Action or sole negligence, neither Party shall hold the other Party, its officers, agents or employees liable for any loss, damage, claim, cost, or expense for loss or damage to property, or injury or death of persons, which arises out of the other Party's ownership, operation or maintenance of facilities on its own side of the Point of Delivery.

      20.2 Except as set forth in Section 20.1, each Party agrees to defend, indemnify and save harmless the other Party, its officers, agents, and employees against all losses, claims, demands, costs, or expenses for loss of or damage to property, or injury or death of persons, which directly or indirectly arise out of the indemnifying Party's performance pur- suant to this Agreement; provided, however, that a Party shall be solely responsible for any such losses, claims, demands, costs or expenses which result from its sole negligence or Willful Action.

21.   INSURANCE

      21.1 Seller, at its own expense, shall secure and maintain in effect during the life of this Agreement the following insu-rance as will protect Seller and SDG&E during the performance of operation hereunder:

            21.1.1 General Liability Insurance with a combined single limit for bodily injury and property damage of not less than (a) $1,000,000 each occurrence if the Generating Facility is 100 kw or greater; (b) $500,000 each occurrence if the Generating Facility is between 20 kw and 100 kw; and (c) $100,000 each occurrence if the Generating Facility is 20 kw or less. Such General Liability Insurance shall include coverage for Premises-Operations, Owners and Contractors Protective, Products/Completed Operations Hazard, Explosion, Collapse, Underground, Contractual Liability, and Broad Form Property Damage including Completed Operations.

            21.1.2 The liability insurance specified in Section 21.1.1 shall name SDG&E as additional insured and shall contain a severability of interest or cross-liability clause. The requirement to name SDG&E as additional insured shall be waived if such requirement prevents Seller from obtaining insurance as specified herein.


      21.2 Certificates of Insurance evidencing the coverages and provision as required in Sections 21.1.1 and 21.1.2 above shall be furnished to SDG&E prior to interconnected operation of the Generating Facility and shall provide that written notice be given to SDG&E at least thirty (30) days prior to cancellation or reduction of any coverage. SDG&E shall have the right, but not the obligation, to inspect the original policies of such insurance. Seller will not be allowed to commence interconnected operations unless evidence of satisfactory insurance has been provided to SDG&E in a timely manner. SDG&E will allow Seller to self-insure in lieu of compliance with the requirements of Section 22.1 under the following conditions:

            21.3.1 Seller must be a governmental agency with an established record of self-insurance.

            21.3.2 Seller must provide to SDG&E at least thirty (30) days prior to the Operation Date evidence of an acceptable plan to self-insure to a level of coverage equivalent to that required under Section 22.1

            21.3.3 If Seller ceases to self-insure to the level required hereunder, or if Seller is unable to provide continuing evidence of Seller's ability to self-insure, Seller shall immediately obtain the coverage required under Sections 21.1.

22.   UNCONTROLLABLE FORCE

      Neither Party shall be considered to be in default with respect to any obligation hereunder, other than the obligations to pay money, if prevented from fulfilling such obligation by reason of an uncontrollable force. The term "uncontrollable force" means unforeseeable causes, other than Forced Outages, beyond the reasonable control of and without the fault or negligence of the Party claiming uncontrollable force, including but not limited to, acts of God, labor disputes, sudden actions of the elements, actions by any legislative, judicial or regulatory agency which conflict with the terms of this Agreement, and actions by federal, state, municipal, or any other government agency. Whichever Party is rendered unable to fulfill any obligation by reasons of uncontrollable forces shall give prompt written notice of such fact to the other Party and shall exercise due diligence to remove such inability with all reasonable dispatch. Nothing in this Agreement shall require a Party to settle any strike or labor dispute in which it is involved.

23.   NON-WAIVER

      None of the provisions of this Agreement shall be considered waived by either Party except when such waiver is given in writing. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any or its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

24.   SUCCESSORS & ASSIGNS

      24.1 This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.

      24.2 Neither Party shall voluntarily assign its rights nor delegate its duties under this Agreement, or any part of such rights or duties, without the written consent of the other Party, except in connection with the sale or merger of a substantial portion of its properties. Any such assignment or delegation made without such written consent shall be null and void. Consent for assignment will not be withheld unreasonably. Such assignment shall include, unless otherwise specified therein, all of Seller's rights to any refunds which might become due under this Agreement.

25.   EFFECT OF SECTION HEADINGS

      Section headings appearing in this Agreement are inserted for convenience only, and shall not be construed as interpretations of text.

26.   GOVERNING LAW

      This Agreement shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

27.   SEVERAL OBLIGATIONS

      Except where specifically stated in this Agreement to be otherwise, the duties, obligations and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.

28.   CONDITIONS

      28.1 This Agreement, other than Section 28, and Sections 4.1, 4.2.1, 4.2.2, and 5.3, is contingent on SDG&E obtaining an order from the CPUC that (i) SDG&E's payments made to Seller under this Agreement are recoverable, through SDG&E's Energy Cost Adjustment Clause, subject to review of the reasonableness of SDG&E's performance under the Agreement, and-(ii) this Agreement is reasonable and SDG&E's entering into this Agreement is prudent. SDG&E will use best efforts and Seller shall provide such reasonable assistance as SDG&E may request in order to expedite obtaining such approval. Both Parties shall evaluate whether the CPUC has approved this Agreement based upon the above criteria. To the extent that the CPUC imposes conditions in its decision which increase either Party's risk in any respect beyond that which would be present, in the reasonable judgement of such Party, had the CPUC merely made the order specified in (i) and (ii) above, such Party may notify the other that the Agreement has not been Approved by the CPUC. Within ten (10) days of both Parties' receipt of the CPUC decision, each Party shall notify the other in writing of its determination that the decision (a) approves this Agreement, or
            (b) does not approve this Agreement, based on the criteria above. If either Party determines that the CPUC decision does not approve this Agreement, the Parties shall meet forthwith to modify the Agreement in a manner to preserve its economic integrity, and resubmit it to the CPUC, unless the Parties deem it unnecessary and provide written notice to each other consistent with this
            Section 28.1.

      28.2 Upon both Parties' providing notice to the other that this Agreement has been approved by the CPUC, the condition set forth in Section 28.1 shall be deemed fulfilled.

IN WITNESS WHEREOF, the Parties have caused Agreement to be executed in their respective names, in duplicate by their respective official representatives as of the day and year last written below.



                                        By /s/ Robert A. Keegan
      (Dated)                                 Robert A. Keegan
                                        Vice President - Development
                                        Bonneville Pacific Corporation



                                        By /s/ Donald E. Felsinger
      (Dated)                                 Donald E. Felsinger
                                        Vice President - Marketing
                                        and Resource Development
                                        San Diego Gas & Electric Company



                                  EXHIBIT A

                 SITE LOCATION METES AND BOUNDS DESCRIPTION

A parcel of property located within the South One-Half of the South one-Half of the North One-Half (N 1/2, N 1/2) of Section Thirty-Three (33), Township Sixteen South (T16S), Range Twenty-Two East (R22E), San Bernardino Base and Meridian (SBBM), Yuma County, Arizona. Said parcel being more particularly described as follows: Commencing at the Southwest Corner of the Northwest Quarter of the Northeast Quarter (NW 1/4, NE 1/4), of Section Thirty-Three
(33); Thence N00 14'37"E a distance of 417.42 feet to a point, said point being the TRUE POINT OF BEGINNING; Thence N00 14'37'E a distance of 538.56 feet to a point; Thence S89 58'54"W a distance of 464.64 feet to a point; Thence N00 06'31''E a distance of 854.69 feet to a point; Thence S80 13'33"E a distance of 471.47 feet to a point; Thence S00 00'30"W a distance of 5.07 feet to a point; Thence S80 13'33"E a distance of 1038.46 feet to a point; Thence S00 07'26"W a distance of 562.89 feet to a point, said point being the beginning of a curve to the left with a radius of 60.00 feet, a central angle of 250 31'44", a chord bearing of 854 51'34"W and a chord length of 97.98 feet; Thence 262.35 feet along the arc of said curve to a point, said point being the beginning of a curve to the right with a radius of 30.00 feet and a central angle of 70 31'44"; Thence 36.93 feet along the arc of said curve to a point; Thence S00 07'26"W a distance of 652.11 feet to a point, said pint being the beginning of a curve to the right with a radius of 170.00 feet and a central angle of 11 28'43"; Thence 34.06 feet along the arc of said curve to a point; Thence S11 36'06"W a distance of 60.31 feet to a point said point being the beginning of a curve to the left with a radius of 230.00 feet and a central angle of 11 28'43"; Thence 46.07 feet along the arc of said curve to a point; Thence S00 07'26"W a distance of 35.50 feet to a point, said point being the beginning o a curve to the right with a radius of 25.00 feet and a central angle of 89 51'28"; Thence 39.21 feet along the arc of said curve to a point; Thence S89 58'54"W a distance of 711.95 feet to a point; Thence N00 14'37"E a distance of 367.42 feet to a point; Thence S89 58'54"W a distance of
208.71 feet to a point, said point being the TRUE POINT OF BEGINNING.



                                  EXHIBIT B

                                TIME PERIODS

The Time Periods currently in effect for San Diego Gas & Electric are defined in accordance with the following table:

                 Summer                             Winter
            May 1 - September 30                    All Other

On-Peak     11 a.m.-6 p.m. Weekdays           5 p.m.-8 p.m. Weekdays
Semi-Peak   6 a.m.-11 a.m. Weekdays           6 a.m.-5 p.m. Weekdays
            6 p.m.-10 p.m. Weekdays           8 p.m.-10 p.m. Weekdays
Off-Peak    10 p.m.-Midnight Weekdays         10 p.m.-Midnight Weekdays
            5 a.m.-6 a.m. Weekdays            5 a.m.-6 a.m. Weekdays
            5 a.m.-Midnight Weekends          5 a.m.-Midnight Weekends
            5 a.m.-Midnight Holidays          5 a.m.-Midnight Holidays
Super
Off-Peak    Midnight-5 a.m All days           Midnight-5 a.m. All days

All time periods listed are clock time.

The holidays specified are: New Year's Day, President's Day, Memorial Day, independence Day, Labor Day, Veteran's Day, Thanksgiving Day and Christmas Day as designated by California Law.

The time period definitions may be revised to comply with CPUC orders regarding billing hours.

The energy payments currently are calculated and published four times a year in accordance with the following table:

      Effective Date                Applicable Period

      February 1                   February 1-April 30
      May 1                        May 1-July 31
      August 1                     August 1-October 31
      November 1                   November 1-January 31




                                  EXHIBIT C


  Date 09 Mar 89                                                     TABLE 1
                                    SAN DIEGO GAS & ELECTRIC COMPANY
                                        CAPACITY PAYMENT SCHEDULE
                                                   FOR
                                   FIRM CAPACITY QUALIFYING FACILITIES

                                        182 MW BLOCK OF SO-2 QFS
                                             DOLLARS/KW-YR

SCHEDULED FIRM
CAPACITY OPERATING                    DURATION OF CONTRACT (YEARS)

DATE        1     2     3     4     5     6     7     8     9     10    11    12    13    14    15
1988        65    37    82    32    35    41    46    52    54    57    60    62    64    67    69
1989         5     7    18    25    35    42    47    51    55    59    61    64    67    69    71
1990         9    25    33    44    52    57    62    65    69    72    74    77    79    81    83
199         43    48    59    66    71    74    78    81    83    86    88    90    92    95    96
1992        53    69    75    80    83    86    89    91    94    96    98   100   103   105   106
1993        86    88    91    93    95    98   100   102   104   106   108   111   113   115   116


SCHEDULED FIRM
CAPACITY OPERATING                    DURATION OF CONTRACT (YEARS)

DATE        16    17    18    19    20    21    22    23    24    25    26    27    28    29    30
1988        70    72    74    76    77    79    80    81    83    84    85    86    87    88    89
1989        73    75    77    79    80    82    83    85    86    87    89    90    91    92    93
1990        85    87    89    91    92    94    95    97    98    99    101  102   103   104   105
1991        98    100   102  104   105   107   108   110   111   112   114   115   116   117   118
1992       108    110   112  114   115   117   118   120   121   123   124   125   127   128   129
1993       118    120   122  124   125   127   129   130   132   133   135   136   137   138   140

                                  EXHIBIT D

                           QUARTERLY STATUS REPORT

QFID No.
Name of Seller
Date

Directions: A complete and accurate response is required each time this report is filed with SDG&E. Responses of "not appli- cable" or "N/A" must be supported by a detailed factual explanation for clarification purposes. If Forecast Completion Date has not been established, so state and explain.

                             Forecast                     Check if
                             (or actual)                  Schedule
                             Completion       Check if    Change from
                             Date (1)         Completed   Previous Report

Milestone

Site Control

(a)   Proof provided to
      SDG&E                                             / /             / /
(b)   Current site control
      status:
      _____ Project has site control
      _____ Project does not have site control

Critical Path Permit (2)

(a)   Permit application
      filed                                             / /             / /
(b)   Permit application
      accepted                                          / /             / /
(c)   Permit issued                                     / /             / /

Fuel Supply Status:    (e.g., contract signed. resource evaluation studies
complete. etc.)

Financing Secured

(a)   Construction (short-
      term)                                             / /             / /
(b)   Permanent (long-
      term)                                             / /             / /

                             Forecast                     Check if
                             (or actual)                  Schedule
                             Completion       Check if    Change from
                             Date (1)         Completed   Previous Report

Final Method of Service
Study Requested                                / /         / /

Equipment Contract Award

(a)   Generator                               / /         / /

(b)   Turbine/prime mover                     / /         / /

Equipment Ordered

(a)   Generator                               / /         / /

(b)   Turbine/prime mover                      / /         / /

Engineering/Design

(a)   Preliminary
      Engineering                  % Complete

(b)   Final Engineering            % Complete

Construction Contract
Awarded                                       / /         / /

Interconnection Construction

(a)   Seller construction
      started                                 / /         / /

(b)   SDG&E construction
      requested                               / /         / /

Project Construction

(a)   Site grading started                    / /         / /

(b)   Major foundations
      started                                 / /         / /

(c)   Turbine/prime mover
      on site                                 / /         / /

(d)   Generator on site                       / /         / /

(e)   Construction status          % Complete


                             Forecast                     Check if
                             (or actual)                  Schedule
                             Completion       Check if    Change from
                             Date (1)         Completed   Previous Report

Initial Parallel
Operation                                     / /         / /

Start-up testing begun                        / /         / /

(a)   Testing status               % Complete

Firm (or As-Available)
Capacity Availability
Date                                          / /         / /

Describe progress of project development since the last submitted Quarterly Status Report (attach additional pages, if needed):












Explain any changes to the project development schedule since last submitted Quarterly Status Report (attach additional pages, if needed):




I certify that the foregoing information is true and complete.

Date
Signature
Name
Title

Contact Person
Telephone Number

Notes:  (1)   Should reflect project's current schedule for Milestones not yet
completed or actual completion date for Milestone completed.  (2)   The
Critical Path Permits for all non-thermal projects and thermal projects exempt from CEC Site Certification are (i) for Geothermal, County Conditional Use Permit or Special Zone Permit; (ii) for Biomass, County Conditional Use Permit or Special Zone Permit, or Air Quality Permit; (iii) for Wind, County Conditional Use Permit or Special Zone Permit; (iv) for Cogeneration, Air Quality Permit; (v) for Hydro, FERC License or Exemption. California Energy Commission Site Certification is required for non-exempt thermal projects over 50 MW.


                                  EXHIBIT E
                          REDUCTION AND TERMINATION

                               PAYMENT EXAMPLE

      These examples are for demonstration purposes only and should not be construed as a projection of SDG&E Actual Termination Payments.

Example 1:

      Termination with 36 months written notice given 12 years after the Operation Date for termination 15 years after the Operation Date or on December 31, 1999.

Assumptions for this example:

      Contract Capacity - 10 megawatts (10,000 kilowatts)
      Contract Term - 25 years
      Operation Date - January 1, 1985
      Contract Capacity Price - $115 per kilowatt per year
      Monthly Interest Rate - 1% per month  (assumed to be constant)

(a) Total Capacity Payment made = $115/kW-yr x 10,000 kw = $1,150,000 per year

(b) Total Capacity Payments which would have been made for a 15 year Contract Term = $100/kW-yr x 10,000 kw = $l,000,000 per year.

(c) The difference between (a) and (b) of annual overpayments = $1,150,000 - $l,000,0000/yr = $150,000/yr

Termination Payment A is then the value at the end of the 12th year of the sum of the annual overpayments multiplied by a one (1%) percent per month interest charge.

Termination Payment A:

$150,000/yr x 1 yr/12 months x (Compound Amount Factor at 1% per month for 12 years) = $3,988,269.

SDG&E would then pay QF $100/kW-yr for the remaining 36 months of revised contract term.


Example 2:

      Termination without prescribed notice 12 years after the Operation Date or on December 31, 1997.

Assumption for this Example:

Contract Capacity                             - 10 megawatts
                                              (10,000 kilowatts)
Contract Term                                 - 25 years
Operation Date                                - January 1, 1985
Contract Capacity Price                       - $115 per kilowatt per year
Monthly Interest Rate                         - 1% per month (Assumed to be
                                              constant)
Length of Notice Given                        - 3 months

Termination Payment B is equal in the sum of Termination Payment A (using the same methodology as in Example 1 above), and a one-time payment, as follows:
Termination Payment A

(a)   Total Capacity Payment made             = $115/kW-yr x 10,000 kw
                                              = $l, 150,000/yr

(b) Total Capacity Payment which would have been made using the same Capacity Payment Schedule in effect at the time of execution for a 12 year contract term = $93/kW-yr x 10,000 kw = $930,000/yr

(c) The difference between (a) and (b), of overpayment $1,150,000 - $930,000 = $220,000/yr

Termination Payment A is then the value at the end of the 12th year of the sum of the annual overpayments multiplied by one (1%) percent per month interest charge.

Termination Payment A:

      = $220,000/year x 1 year/12 months x (Compound Amount Factor at 1% month for 12 years) = $5,849,460

One Time Payment

      The payment can be formulated as follows: = (Amount of Firm Capacity Terminated) x (Current Capacity Price - Firm Capacity Price) x (Amount of Notice Prescribed - Amount of Notice Given)
            12 months/year

=     (10,000 kW)(200 S/kW-yr - 115 $/kW-yr)        (36-3 mos)
                                                    (12 mos/yr)

=     $2,337,500


Termination Payment B

      Termination Payment B  = Termination Payment A + One Time Payment
                             = $5,849,460 + $2,337,500
                             = $8,186,960


SAN DIEGO GAS & ELECTRIC COMPANY        Revised Cal.P.U.C Sheet No.5083-E
San Diego, California        Cancelling Original Cal.P.U.C. Sheet No.4242-E
                                                               Sheet 1
                                  EXHIBIT F
                                   RULE 21

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

A.    General

      1. This Rule presents the design and operating guidelines that should be applied to Cogeneration and Small Power Production sources that meet the criteria for a Qualifying Facility (QF) as defined by Title 18, Code of Federal Regulation (CFR) Section 292.101(b)(1). These guidelines are necessary to facilitate safe integration of customer generation into the utility's system. In addition, the QF must also comply with the utility's applicable rules regulations.

      2. These guidelines will cover 1) customer design requirements and operating procedures and 2) utility design requirements and operating procedures.

      3. For the purpose of simplicity, the term customer will be used in the guidelines to refer to both cogenerators and small power producers.

B.    Customer Systems Description

      1. The customer may elect to use any of a variety of energy sources including solar, wind or other alternative energy sources, in addition to conventional fossil fuels. The end conversion for connection to the utility's system must provide 60Hz alternating current.

      2. The customer may elect to run his generator in parallel with the utility or as a separate system with capability of non-parallel load transfer between the two independent systems. The requirements for these two methods of operation are outlined below.

C.    Separate System (See Supplement I in Section K.)

      1. A separate system is defined as one in which there is no possibility of connecting the customer's generation in parallel with the utility's system. For this design to be practical, the customer must be capable of transferring load between the two systems in an open transition or non-parallel mode. This can be accomplished by either an electrically or mechanically interlocked switching arrangement which precludes operation of both switches in the closed position. The customer will be required to provide protection to ensure adequate clearing of faults on his own system.
Advice Ltr. No.603-E-SUPP.   Issued by        Date Filed April 13, 1984
Decision No.83-10-093        RONALD K. FULLER Effective May 13,1984
84-03-092        Vice President-Regulatory Services Resolution No.
Sheet 2                      RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

C.    Separate System (See Supplement I in Section K.) (Continued)

      2. If the customer has a separate system, the utility will require verification that the transfer scheme meets the non parallel requirements. This will be accomplished by approval of drawings by the utility in writing and, if the utility so elects, by field inspection of the transfer scheme. The utility will not be responsible for approving the customer's generation equipment and assumes no responsibility for its designor operation.

      3. Many Uniterruptible Power Supply (UPS) systems do not specifically meet the separate system criteria. However, if they are not capable of backfeed they will be classified as a separate system. If they can backfeed, they must meet the requirements of parallel operation.

D.    Parallel Operation

      A parallel system is defined as one in which the customer's generation can be connected to a bus common with the utility's system. A transfer of power between the two systems is a direct and generally desired consequence. For this operation to be practical and safe, the customer's equipment must meet the following conditions:

      1.    General Design Requirements

            a. The customer's installation must meet all applicable national, state, and local construction and safety codes.

            b. All interconnection equipment at the customer's facility shall be installed and maintained by the customer. If, after review of the customer's design, it is determined that in addition, equipment need be installed on the utility through a power purchase or interconnection agreement with the customer and in accordance with this Rule.
Sheet 3
                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

D.    Parallel Operation (Continued)

      1.    General Design Requirements (Continued)

            c. A manual load break disconnect device shall be available at or near the customer's main service point(s). This disconnect device may be owned by either party but the utility must have preemptory control for utility outages or switching. The disconnect device must be capable of being locked in the open position if the customer has access to the disconnect device (see Section K.2.a.).

            d. Voltage regulation equipment will be required on the customer's generator to maintain service voltage within normal utility limits (not required under 100 Kw).

            e. Generator characteristics shall be specified and the connection to the utility's system shall be designed to limit voltage harmonic distortion to less than 3% for any single frequency and to less than 5% total harmonic content. If harmonic distortion causes interference to other utility customers, the responsible party will redesign his system to eliminate such interference.

            f. The customer shall submit drawings and schematics of interconnecting equipment and associated protection to the utility for review and approval. Typical required drawings will include, but not necessarily be limited to the following prints: single line diagram, relay functional, metering on line and switch gear details, circuit breaker open and close control circuits. The utility will review only those portions of the drawings and schematics which apply to metering and the protection of the utility system. The utility assumes no responsibility for review or approval of equipment or circuit drawings pertaining to the protection of the customer's system.
Sheet 4
                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES


D.    Parallel Operation  (Continued)

      2.    General Operating Requirements

            a. The customer must maintain service voltage within normal utility limits. If high or low voltage complaints or flicker complaints result from operation of the customer's generation, such generating equipment shall be disconnected until the problem is resolved.

            b. The customer shall discontinue parallel operation when requested by the utility:

                 (1) To facilitate maintenance or repair of utility facilities;

                 (2)   During system emergencies;

                 (3) When the customer's equipment is operating in a hazardous manner or is operating such that it is interfering with other customers on the system.

                 NOTE: The utility may disconnect the customer from the
                       utility's system at any time without prior notification, as system conditions may dictate.

            c. The customer may not commence parallel operation of its generator(s) until final written approval has been given by the utility. The utility reserves the right to inspect the customer's facility and witness testing of any equipment or devices associated with the interconnection.

            d. The utility reserves the right to inspect the customer's facilities whenever it appears that the customer is operating in an unsafe or harmful manner to the utility's facilities, personnel or other customers.

Sheet 5                                   RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

      D.    Parallel Operation (Continued)

            2.   General Operating Requirements (Continued)

                 e. To assure the continued and safe operation of the interconnection between the utility and the customer, the utility recommends that the customer maintain and calibrate his equipment and protective devices associated with the interconnection to the utility on a repetitive basis. The utility reserves the right to require customers to provide the utility with maintenance and calibration reports.

      E.    Customer Generation Less than 100 Kw (See Supplement II in Section
            L.)

            1. The utility shall provide and install metering, at a location acceptable to the utility, as necessary to comply with applicable customer generation gas and electric rate schedules, power purchase contracts, or utility requirements. The installation, operation, and maintenance costs of these metering facilities shall be borne by the customer, except as provided in Section J.l.d.

            2. Where service is provided at or below 480 V, the customer is to be served by a dedicated distribution transformer except in the following circumstances:
                 a.    The generator is under 10 kw, or
                 b. The generator is under lOO kw and is an induction generator wherein the customer explicitly provides for 24-hour immediate utility access to all interconnection facilities as provided in Rule l6.A.l.a.(1).

            3. The customer should maintain his power factor within a reasonable range. For small generators, power factor correction may not be desirable.

            4. The customer will be required to provide suitable devices to ensure adequate protection for the following:

                 a.    All faults on the customer's system.
                 b.    All faults on the utility's system.
                 c. Backfeed or start-up of a customer's generator(s) into a dead utility busSheet 6

                             RULE 21 (Continued)
               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES


      E.    Customer Generation Less Than 100 kw (See Supplement II in Section
            L.)   (Continued)

            5.   The following customer protective devices are required as a
                 minimum to   effect connection and separation of the utility
                 and customer systems. For induction generators below 10 kw, the following are recommended but not required. The customer will still be responsible for providing protection for the conditions of Section E.4.

                 a.    Individual phase overcurrent trip devices.

                 b.    Undervoltage trip devices.

                 c.    Underfrequency trip devices.

                 d. Synchronizing or equivalent controls to ensure a smooth connection with the utility's system.

            6. The requirements listed in Section E.5. are based on the utility's forecast that there will be a relatively small amount of customer generation versus load for any particular line on the utility's system. If a heavy saturation of small power production on some line(s) does occur at a future time, future customers may be required to provide additional protection at that time. Where an induction generator is to be installed, some of the trip devices may be waived. Permission to waive certain devices will be given only after a check of the supply circuit (for capacitance) has been made and it has been determined that the customer's generation will not be able to backfeed the utility's system.

            7. The customer shall not reconnect his generator after a protective device trip unless his system is energized from the utility source or unless he has isolated his system from the utility.Sheet 7

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

      F. Customer Generation Capacity 100 kw-1Mw (See Supplement III in Section M.)

            1. The utility shall provide and install metering, at a location acceptable to the utility, as necessary to comply with applicable customer generation gas and electric rate schedules, power purchase contracts, or utility requirements. The installation, operation, and maintenance cost of these metering facilities shall be borne by the customer.

            2. The customer's generator(s) shall be designed and operated to limit the adverse affects of reactive power flow on the utility's system under all reasonably probable load conditions. Generators shall be operated in a manner to satisfy the reactive power requirement of the customer's own load within the limits of the generator's capability unless otherwise specified by the utility.


                 a. For synchronous generators, sufficient generator reactive capability shall be provided to withstand normal voltage changes on the utility's system.

                 b. For induction generators, capacitor installations will likely be required for reactive power support. The cost of such capacitors will be borne by the customer.

            3. The customer shall install relaying to provide adequate protection for the following:

                 a.    All faults on the customer's system.

                 b.    All faults on the utility's system.

                 c. Unbalanced or single phase conditions on the utility's system.

                 d. Backfeed or start-up of the customer's generator(s) into a dead utility bus.Sheet 8

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

      F. Customer Generation Capacity 100 kw-1 (See Supplement III in Section M.) (Continued)

            4.   Protective devices required are as follows:

                 a.    Individual phase overcurrent trip devices.

                 b.    Undervoltage trip devices.

                 c.    Sensitive current unbalance relays.

                 d.    Synchronizing controls; either automatic or manual.

                 e.    Over/under frequency trip devices.

            5. The customer shall not reconnect hi generator after a protective device trip unless his system is energized from the utility source, or unless he has isolated his system from the utility. To prevent such hazardous connections, the protective devices specified in Sections F.5.b. and F.4.d. are required. In addition generator control circuit(s) must be designed to prevent accidental generator connection to a dead utility system. Design variations are acceptable provided the requirements of Section F.3. are satisfied.

      G. Customer Generation Capacity Greater the 1 Mw (See Supplement IV in Section N.)

            1. The utility shall provide and install metering, at a location acceptable to the utility, as necessary to comply with applicable customer generation gas and electric rate schedules, power purchase contracts, or utility requirements. The installation, operation, and maintenance costs of these metering facilities shall be borne by the customer.
Sheet 9

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

      G. Customer Generation Capacity Greater the 1 Mw (See Supplement IV in Section N.) (Continued)

            2. The customer's generator(s) shall be designed and operated to limit the adverse affects of reactive power flow on the utility's system under all reasonable probable load conditions. Generators shall be operated in a manner to satisfy the reactive power requirement of the customer's own load within the limits of the generator's capability unless otherwise specified by the utility.

                 a. For synchronous generators, sufficient generator reactive capability shall be provided to withstand normal voltage damages on the utility's system.

                 b. For induction generators, capacitor installations will likely be required for reactive power support. Such capacitors will be at the expense of the customer.

            3. The customer shall install relaying to provide adequate protection for the following:

                 a.    All faults on the customer's system.

                 b.    All faults on the utility's system.

                 c. Unbalanced or single phase conditions, or deteriorating voltage waveform conditions on the customer's generator(s).

                 d. Backfeed or start-up of the customer's generator(s) into a dead utility bus.

            4.   Protective devices required are as follows:

                 a.    Individual phase overcurrent trip devices.

                 b.    Sensitive ground protection.

                 c.    Over/under voltage trip devices.
Sheet 10

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

      G. Customer Generation Capacity Greater than 1 Mw (See Supplement IV in Section N.) (Continued)

            4.   (Continued)

                 d.    Sensitive current unbalance relays.

                 e. Synchronizing controls; either automatic or manual synchronizing supervised by a synchronizing relay.

                 f.    Over/under frequency trip devices.

                 g. Telemetering or supervisory equipment (See Sections G.6., G.7., G.8., and I.2.).

            5. The customer shall not reconnect his generator after a protective device trip unless his system is energized from the utility source, or unless he has isolated his system from the utility. To prevent such hazardous connections, the protective devices specified in Sections G.4/c. and G.4.e. are required. In addition, generator control circuit(s) must be designed to prevent accidental generator connection to a dead utility system. Design variations are acceptable provided the requirements of Section G.3. are satisfied.

            6.   Telemetering of Plant Output

                 Telemetering of the plant output (Mw, Mvar) to the Utility Control Center, at customer's cost, is required when the output of the customer's generation is greater than 2 Mw, and the generation is operating in parallel with the utility.

            7.   Utility Supervisory Control

                 When the customer is selling firm capacity greater than or equal to 5 Mw to the utility, one of the following is required:Sheet 11

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

      G. Customer Generation Capacity Greater than 1 Mw (See Supplement IV in Section N.) (Continued)

            7.   Utility Supervisory Control; (continued)

                 a. Complete supervisory control system allowing operation of plant generation from the Utility Control Center.

                 b. Manning of generation facilities during all hours of operation and all periods in which customer's facility may be dispatched to allow operation as directed from the Utility control Center.

            8.   Control and Indication of Customer's Main Breaker

                 When the total output of the customer's generation is less than 5 Mw, control and indication of the customer's main breaker will not generally be required. However, this decision will be made on an individual basis by the utility.

      H.    Utility System Description

            1. The vast majority of, if not all, customers with generation will be connected to the utility's distribution system.
                 This is a radial system and past experience indicates these loads are of a passive nature. The encouragement of customers to install onsite generation, however, will make backfeed a distinct possibility. The incorporation of protective devices on the customer's equipment cannot be relied upon to prevent all possibilities of backfeed. Since backfeed is probable, the following design and operating requirements must be incorporated.

            2.   Utility Design Requirements

                 a. A means of disconnection must be available on both sides of the utility metering; must be under the control of the utility; and shall be applied to all customers with parallel generation.
Sheet 12

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES


      H.    Utility System Description (Continued)

            2.   Utility Design Requirements (Continued)

                 a.    (Continued)

                       This can be accomplished with switches, load break elbows, cutouts or secondary breakers. Customer disconnects can also be used provided that:

                       (1)   The switches meet with utility approval.

                       (2)   The utility has pre-emptive control.

                 b. Transformers feeding customers with parallel generation shall be identified with a special tag attached to the transformer or pole. This will notify field crews of the possibility of backfeed. Incoming load data sheets should be flagged and used to initiate orders to tag poles.

                 c. All maps and diagrams used by System Operators to direct switching operations shall have sources of parallel generation identified.

                 d. A supervisory control and monitoring system will be incorporated for those customers as specified in Sections G.7. and G.8.

      I.    Utility Operation Procedures

            1. As specified in Section H.1., backfeed from customer generation is a distinct possibility. To maintain safe working conditions, strict adherence to safety rules is required. Utility procedure is to ground de-energized lines and equipment upon which work will be performed.

            2. The utility will exercise direct control over customer generation to the extent allowed by the contract and elsewhere in the Rule. A supervisory system is required for this control (see Sections G.7 and G.8).
Sheet 13

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

      I.    Utility Operation Procedures (Continued)

            3. The utility must have discretionary control over all customer generation, independent of magnitude, during outages, equipment maintenance or emergencies.

            4. Additional safety control or procedures may be required as experience dictates.

            5. It is normal utility practice to utilize multi-shot high speed reclosing on its distribution circuits.

      J.    Interconnection and Line Extension/Line upgrade Facility Cost*

            1.   General

                 a. The installation and maintenance costs of facilities related to the interconnection of a customer's facility (interconnection facilities) to the utility's system, utilizing the utility's normal standards, shall be borne by the customer.

                 b. The installation and maintenance costs of any line extension line upgrade facilities, utilizing the utility's normal standards, shall be borne by the customer. Line extension/line upgrade facilities are defined as all facilities exclusive of interconnection facilities, determined by the utility to be necessary to connect the utility's system to the customer's point of delivery in order to accept the output of the customer's generating facility. The cost of any portion of the line extension/line upgrade undertaken to serve future additional customers shall be borne by the utility.

      * As used in this Section J. only, the terms "interconnection facilities" and "line extension/line upgrade facilities" refer only to such facilities to be owned and maintained by the utility.

Sheet 14

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES


      J.    Interconnection and Line Extension/Line Upgrade Facility Cost
            (Cont'd.)

            1.    General (Continued)

                 c. The customer shall be responsible for the costs of exploring the feasibility of a project or its interconnection with the utility's system, including reasonable advance charges imposed by the utility for feasibility studies. A transmission line study for any customer shall be completed by the utility within the time period identified by the utility in accordance with the applicable procedures as established by the California Public Utilities Commission.

                 d. The customer shall be responsible for costs of metering, telemetering (to the extent required under this Rule), and safety checks except to the extent that, under the utility's existing other rules, a comparable customer would not be similarly charged. Where the customer's generating facility is less that 20 kw, except those customers remaining on Schedule AD after June 30, 1987, and customer does not require that power delivered to the utility be measured on a time-of-delivery basis, the utility will bear the cost of installing, operating and maintaining one standard watt-hour meter (and current transformers if required) to measure power flows from the customer to the utility. The customer shall provide and install necessary meter sockets and enclosure equipment at or near the point of delivery.

                 e. The customer shall be responsible for the installation and maintenance costs of only those future utility system alterations which are necessary to maintain the California Public Utilities Commission's adopted interconnection standards for the customer's particular interconnection facilities. Said standards shall be those in effect at the time customers and utility sign the power purchase or interconnection agreement. Should a line extension/line upgrade not be directly required by or beneficial to the customer, the customer shall be treated like any other customer on the utility's system.
Sheet 15
                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      1.    General (Continued)

            f. When the customer wishes to continue to reserve interconnection and line extension/line upgrade facilities which were previously paid for by the customer, but have been idled by an energy sale conversion, the utility shall continue to charge the customer an operation and maintenance (O&M) charge for these facilities. When the customer no longer needs the facilities for which he has paid, or fails to pay the required O&M charge, a termination payment due to the utility or customer shall be calculated in accordance with the applicable sections of the Rule and the power purchase or interconnection agreement.

            g. The utility shall treat any money collected from a customer for a line extension/line upgrade that accommodates a second customer in the same manner as customer advances would be treated under the utility's regular line extension rules for other customers.

            h. The O&M charge required under this Section J. shall commence at such time as the facilities are installed and able to be used.

      2.    Allocation of the utility's Existing Line Capacity

            For purposes of interconnecting the customer with the utility, existing capacity on the utility's transmission and/or distribution system and a priority to such line capacity will be allocated as follows:

            a. For a customer who receives either a final Standard Offer #4, a Standard Offer #2, or a Uniform Standard Offer #1, the following shall apply;

                 (1) For a customer who bids for and receives a final Standard Offer #4 Power Purchase Agreement, entitlement to existing capacity on the utility's transmission and/or distribution system and a priority to such line capacity will be established as of the date its bid is accepted by the utility; or
Sheet 16
                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      2.    Allocation of the Utility's Existing Line Capacity (Continued)

            a.   (Continued)

                 (2) for a customer who submits an application for and receives a Standard Offer #2, entitlement to existing capacity on the utility's transmission and/or distribution system and a priority to such line capacity will be established as of the date the customer pays for and provides all information necessary for the utility to conduct either a preliminary or detailed interconnection study; or for an out-of-service area Seller, as of the date Seller pays the costs and provides all information necessary for the utility to conduct a Line Loss and transmission Impact Study as defined in the Standard Offer #2 Agreement; or

                 (3) for a customer who signs a Uniform Standard Offer #1 Agreement, entitlement to existing capacity on the utility's transmission and/or distribution system and a priority to such line capacity, will be establish as of the date the customer both pays the Project Fee and pays the cost of, and provides all information necessary for the utility to conduct, either a preliminary or detailed interconnection study, as defined in the Uniform Standard Offer #1 Agreement.

            b. For a customer who signs a non-standard power purchase agreement, entitlement to existing capacity on the utility's transmission and/or distribution system and a priority for such capacity will be established per the terms and conditions specified in such non-standard agreement, consistent with the above or as otherwise provided in such non-standard contract.

            c. If a customer fails to perform any of the obligations specified in the Commission's authorized bidding protocol or queue management procedures, whichever is applicable, or fails to meet one of the performance milestones specified in the power purchase agreement executed by the parties, the customer's allocation of existing capacity and priority to said line capacity shall be terminated and shall be reallocated to other uses.
Sheet 17

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd).

      Allocation of the Utility's Existing Line Capacity (Continued)

      d. In the event that the customer losese his priority for available line capacity but desires to continue the project, the terms of the power purchase agreement and applicable law, shall determine whether the power purchase agreement is subject to termination as a result of such loss of priority, and the manner in which new priority may be established.

      e. Where existing line capacity is allocated to a customer, the customer shall incur no obligation for costs associated with future line upgrades needed to accommodate other customers. If existing line capacity is not sufficient to facilitate the customer's capacity requirements, the customer shall bear the cost of any additional line upgrade necessary to facilitate the customer's capacity requirement. If two or more customers establish priority rights simultaneously, the customers shall share the costs of any additional line upgrade necessary to facilitate their cumulative capacity requirements. Costs shall be shared based on the relative proportion of capacity each customer will add to the line.

      3.    Customer Installation of the Interconnection and Line
            Extension/Line Upgrade Facilities (Exclusive of Metering)

            At the option of the customer, installation of that portion of the customer's interconnection and line extension/line upgrade facilities (exclusive of metering) that is not covered by the utility's regular line extension rules may be performed by the customer's contractor under the guidelines of and subject to the conditions and exceptions contained in Rule 15, Section E.8 and the following:
Sheet 18

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      3.    Customer Installation of the Interconnection and Line
            Extension/Line Upgrade Facilities (Exclusive of Metering)
            (Continued)

            a. The customer signs a power purchase or interconnection agreement with the utility specifying the facilities to be installed by the customer;

            b. Prior to construction, the customer makes payment to the utility, for the utility installation. The payment shall include a CIAC tax gross-up and shall be made to the utility pursuant to the utility's extension rules; and

            c. The customer makes payment to the utility of a monthly operation and maintenance charge which shall be determined as 0.7% of the sum of the actual installed cost of the facilities deeded to the utility plus the estimated or actual installation cost (as selected in accordance with Section J.4.b.) of the metering provided by the utility.

            In the event that the customer terminates the use of the iter-connection and line extension.line upgrade facilities at an time, the customer will make a termination payment to the utility which shall be determines as follows:

            (1) The estimated or actual* installation cost of the metering provided by the utility plus the estimated removal cost of the interconnection and line extension/line upgrade facilities, less

            (2) The salvage value of any materials removed and the fair market value of any facilities the utility will continue to use to service other customers rather than removing, less

            (3) The estimated or actual* installation cost of the metering that was previously paid in advance to the utility by the customer.

            If the termination payment as determined above is negative, then the utility will refund that amount, without interest, to the customer.

- - ---------------------------------
*If the actual cost option was selected in Section J.4.b.
Sheet 19

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      Utility Installation of the Interconnection and Line Extension/Line Upgrade Facilities

      At the option of the customer, installation of the interconnection and line extension/line upgrade facilities may be made by the utility, provided the type of facilities requested are acceptable to the utility and the utility agrees to the installation of the facilities under the following conditions:

      a. The customer will execute a power purchase or interconnection agreement covering the installation of the interconnection and line extension/line upgrade facilities.

      b. Prior to commencement of the installation of the facilities and as part of the power purchase or interconnection agreement, the customer will choose to pay the cost of installation based on either actual cost or a binding estimate.

      c.    Payment Method for Interconnection Facility

            The customer will choose one of the following options to provide payment to the utility for the installation and maintenance costs of the interconnection facility:

            (1)   Option 1

                 (a) The customer will advance to the utility, prior to construction, the estimated installed cost of the interconnection facilities and related engineering fees.

                 (b) If the customer chooses to pay for installation based on actual cost (as specified in Section J.4.b.), the utility will, as soon as practical after the interconnection facilities are completely installed by the utility, wither bill or refund to the customer, as applicable, any difference between the estimated and actual installed cost of the interconnection facilities.
Sheet 20

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      4.    Utility Installation of the Interconnection and Line
            Extension/Line Upgrade Facilities (Continued)

            c.   Payment Method for Interconnection Facility (Continued)

                 (1)   Option 1 (Continued)

                       (c) The customer will make payment to the utility of a monthly operation and maintenance (O&M) charge which shall be determined as 0.7% of the estimated or actual installed cost (as selected in accordance with Section J.4.b.) of the interconnection facilities.

                       (d) In the event that the customer terminates the use of the interconnection facilities at any time, the customer will make a termination payment to the utility which shall be determined as follows:

                             (i) The estimated or actual* installation cost plus the estimated removal cost of the interconnection facilities, less

                             (ii) The salvage value of any materials removed and the fair market value of any facilities the utility will continue to use to service other customers rather than removing, less

                             (iii) The estimated or actual* installation cost of the interconnection facilities that was previously paid in advance to the utility by the customer.

*If the actual cost option was selected in Section J.4.b.
Sheet 21

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      4.    Utility Installation of the Interconnection and Line
            Extension/Line Upgrade Facilities (Continued)

            c.   Payment Method for Interconnection Facility (Continued)

                 (1)   Option 1 (Continued)

                       (d)   (Continued)

                             If the termination payment as determined above is negative, then the utility will refund that amount without interest, to the customer.

                 (2)   Option 2

                       (a) The customer will make payment to the utility of a monthly interconnection facility (IF) charge for a term of 60 months commencing when the utility begins work to install the removable and reusable interconnection facilities. The monthly charge will be 3.4% of the estimated installed cost of the removable and reusable interconnection facilities. Removable and reusable interconnection facilities may include such items as transformers. disconnect switches, circuit breakers, protective relays, and other related equipment which can be removed and reused by the utility in the event that the customer terminates the use of the interconnection facilities. The utility reserves the right to determine individually the removable and reusable interconnection facilities, This determination will be subject to confirmation by the utility at such time the customer terminates either his power purchase or interconnection agreement or his use of the interconnection facilities, whichever is earliest.
Sheet 22

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)
      4.    Utility Installation of the Interconnection and Line
            Extension/Line Upgrade Facilities (Continued)

            c.   Payment Method for Interconnection Facility (Continued)

                 (2)   Option 2 (Continued)

                       (b) The customer will advance to the utility, prior to construction, the related engineering fees for the total installation and the estimated installed cost of those interconnection facilities that cannot be removed and reused by the utility.

                       (c) If the customer chooses to pay for installation based on actual cost (as specified in Section J.4.b.), the utility will, as soon as practical after the interconnection facilities are completely installed by the utility, calculate a revised monthly IF charge based on the actual installed cost of the removable and reusable interconnection facilities. The utility will either bill or refund to the customer, as applicable, to account for the difference in IF charge based on the estimated versus the actual installed cost of such facilities. Once the revised monthly IF charge is determined, future monthly payments by the customer to the utility will be at the revised monthly charge.

                       (d) The customer will make payment to the utility of a monthly operation and maintenance (O&M) charge which shall be determined as 0.7% of the total estimated or actual installed cost (as selected in accordance with Section J.4.b.) of the interconnection facilities.
Sheet 23

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      4.    Utility Installation of the Interconnection and Line
            Extension/Line Upgrade Facilities (Continued)

            c.   Payment Method for Interconnection Facility (Continued)

                 (2)   Option 2 (Continued)

                       (e) In the event that the customer terminates the use of the interconnection facilities, the customer will make a termination payment to the utility which shall be determined as follows:

                             (i) The total estimated or actual* installed cost plus the estimated removal cost of the interconnection facilities, less

                             (ii) The salvage value of any materials removed and the fair market value of any facilities the utility will continue to use to service other customers rather than removing, less

                             (iii) The estimated or actual* installed cost of the interconnection facilities that cannot be removed and reused by the utility that was previously paid in advance to the utility by the customer, less

                             (iv) The capital contribution of the monthly IF charge as calculated by the utility.

                             If the termination payment as determined above is negative, then the utility will refund that amount, without interest, to the customer.

*If the actual cost was selected in Section J.4.b.
Sheet 24

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      4.    Utility Installation of the Interconnection and Line
            Extension/Line Upgrade Facilities (Continued)

            c.   Payment Method for Interconnection Facility (Continued)

                 (2)   Option 2 (Continued)

                       (f) Prior to the utility's acceptance of this option, the customer shall provide and maintain one of the following:

                             (i) A letter of Credit which will guarantee payment of the estimated installed cost of the interconnection facilities that is in excess of the advance payment made by the customer under Section J.4.c.(2)(b),

                             (ii) A Surety Bond, acceptable to the utility, which will guarantee payment of the estimated installed cost of the interconnection facilities that is in excess of the advance payment made by the customer under Section J.4.c.(2)(b),

                             (iii)  A similar security, acceptable to the
                             utility, which will guarantee payment of the estimated installed cost of the interconnection facilities that is in excess of the advance payment made by the customer under Section J.4.c.(2)(b).

            d.   Payment Method for Line Extension/Line Upgrade Facilities

                 (1) The customer will advance to the utility, prior to construction, the estimated installed cost of the line extension/line upgrade facilities and related
Sheet 25

RULE 21 (Continued)

CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      4.    Utility Installation of the Interconnection and Line
            Extension/Line Upgrade Facilities (Continued)

            d. Payment Method for Line Extension/Line Upgrade Facilities (Continued)

                 (1)   (Continued)

                       engineering fees. The customer will make payment to the utility of a monthly operation and maintenance (O&M) charge which shall be determined as 0.7% of the estimated or actual installed cost (as selected in accordance with Section J.4.b) of the line extension/line upgrade facilities.

                 (2) If the customer chooses to pay for installation based on actual cost (as specified in Section J.4.b.), the utility will, as soon as practical after the line extension/line upgrade facilities are completely installed by the utility, either bill or refund to the customer, as applicable, any difference between the estimated and actual installed cost of the line extension/line upgrade facilities.

                 (3) In the event that the customer terminates the use of the interconnection and line extension/line upgrade facilities, the customer will make a termination payment to the utility for the line extension/line upgrade facilities which shall be determined as follows:

                       (i) The estimated or actual* installation cost plus the estimated removal cost of the line extension/line upgrade facilities, less
Sheet 26

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

J.    Interconnection and Line Extension/Line Upgrade Facility Cost (Cont'd)

      4.    Utility Installation of the Interconnection and Line
            Extension/Line Upgrade Facilities (Continued)

            d. Payment Method for Line Extension/Line Upgrade Facilities (Continued)

                 (3)   (Continued)

                       (ii) The salvage value of any materials removed and the fair market value of any facilities the utility will continue to use to service other customers rather than removing, less

                       (iii) The estimated or actual* installation cost of the line extension/line upgrade facilities that was previously paid in advance to the utility by the customer.

                       If the advance payment for the line extension/line upgrade was shared among more than one customer, the termination payment for each customer will be determined in the same proportion as each customer's advance payment bears to the total advance payment. If the termination payment as determined above is negative, then the utility will refund that amount, without interest, to the customer.

*If the actual cost option was selected in J.4.b.
Sheet 27

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

K.    Supplement I - Typical Separate System Installation.


                       SUPPLEMENT I - SEPARATE SYSTEM

(Diagram)

                             NOTES:     1.    Switches Interlocked so both
                                              cannot be closed at same time.

                                        2.    Additional phase and ground
                                              protection may be required
                                              where service is taken at 12
                                              kv or higher.
Relay Identification
M = Meter                               3.    Complete electrical metering
                                              requirements are not
                                              indicated.  A separate
                                              metering guidelines
                                              publication is available from
                                              the utility.
Sheet 28

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES


L.    Supplement II - Typical Installation of Under 100 kw.

      (Diagram)
Sheet 29

                             RULE 21 (Continued)

CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

M.    Supplement III - Typical Installation of Under 100 kw to 1 MW.

                                  (Diagram)

Sheet 30

                             RULE 21 (Continued)

               CUSTOMER-OWNED GENERATION--QUALIFIED FACILITIES

N.    Supplement IV - Typical Installation of 1 MW and Above.

                                  (Diagram)